UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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ARBITRON INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Dear Stockholder:

On behalf of the Board of Directors of Arbitron Inc. (“Arbitron”), I am pleased to invite you to attend the annual meeting of stockholders. The meeting will be held at the Mandarin Oriental Hotel, 80 Columbus Circle at 60th Street, Time Warner Center, New York, New York 10023, on Tuesday, May 26, 2009, at 9:00 AM local time.

The Notice of Annual Meeting of Stockholders and the proxy statement that follow include information about the proposals recommended by Arbitron’s Board of Directors to elect eight (8) individuals to serve as directors of Arbitron, and to ratify the appointment of KPMG LLP as the independent registered public accounting firm of Arbitron for the fiscal year ending December 31, 2009.

Our Board of Directors believes that a favorable vote for each of these proposals at the annual meeting is in the best interests of Arbitron and its stockholders, and unanimously recommends a vote FOR the proposals. Accordingly, we urge you to review the accompanying materials carefully and to vote your shares promptly.

It is important that your shares be represented at the meeting. I encourage you to vote your shares promptly using Internet or telephone voting, or by following the instructions on the accompanying proxy card to ensure that your vote is counted at the meeting.

We look forward to seeing you at the meeting.

Sincerely,

Michael P. Skarzynski
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 26, 2009

Date:	Tuesday, May 26, 2009
Time:	9:00 AM local time
Place:	Mandarin Oriental Hotel, 80 Columbus Circle at 60th Street, Time Warner Center, New York, New York 10023
Purposes:	1. To elect eight (8) members of the Board of Directors to serve until the next annual meeting and until their successors have been elected and qualified.
2. To ratify the appointment of KPMG LLP as the independent registered public accounting firm of Arbitron for the fiscal year ending December 31, 2009.
3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
Record Date:	April 3, 2009

The matters listed above are fully discussed in the proxy statement accompanying this notice. A copy of our 2008 Annual Report also accompanies this notice.

Stockholders are entitled to one vote for each share of common stock held of record on the record date listed above. A Notice of Internet Availability of Proxy Materials or the proxy statement and the accompanying proxy card will be first mailed to stockholders on or about April 15, 2009.

It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the accompanying proxy card. Most stockholders can also vote their shares over the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on the accompanying proxy card. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement. We appreciate your cooperation.

By Order of the Board of Directors

Timothy T. Smith
Executive Vice President and Chief Legal Officer,
  Legal and Business Affairs, and Secretary

April 15, 2009

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ARBITRON INC.
9705 Patuxent Woods Drive
Columbia, Maryland 21046
April 15, 2009

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 26, 2009

We will begin mailing our Notice of Internet Availability of Proxy Materials to our stockholders on or about April 15, 2009.

We are furnishing this proxy statement to our stockholders in connection with a solicitation of proxies by our Board of Directors for use at our 2009 annual meeting of stockholders to be held on Tuesday, May 26, 2009, at 9:00 AM local time at the Mandarin Oriental Hotel, 80 Columbus Circle at 60th Street, Time Warner Center, New York, New York 10023 (the “Annual Meeting”).

Information About the Notice of Internet Availability of Proxy Materials

The Notice of Annual Meeting and proxy statement are available at http://www.arbitron.com/downloads/proxy_2009.pdf, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and our 2009 Shareholder letter are available at http://www.arbitron.com/downloads/annual_2008.pdf.

In accordance with rules and regulations recently adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials, including our annual report to stockholders, to each stockholder of record, we may now furnish proxy materials, including our annual report to stockholders, to our stockholders on the Internet. On or about April 15, 2009 we will send electronically a Notice of Internet Availability of Proxy Materials (the “E-Proxy Notice”) to those stockholders who have previously signed up to receive their proxy materials on the Internet. Also on or about April 15, 2009, we will begin mailing the E-Proxy Notice to all other stockholders. If you received the E-Proxy Notice by mail, you will not automatically receive a printed copy of the proxy materials or the annual report to stockholders. Instead, the E-Proxy Notice instructs you as to how you may access and review all of the important information contained in the proxy materials, including our annual report to stockholders. If you have previously signed up on the Internet to receive proxy materials and other stockholder communications on the Internet instead of by mail, you will be receiving the E-Proxy Notice electronically as well. The E-Proxy Notice also instructs you as to how you may submit your proxy on the Internet. If you received the E-Proxy Notice by mail and would like to receive a printed copy of our proxy materials, including our annual report to stockholders, you should follow the instructions for requesting such materials included in the E-Proxy Notice. We may choose to mail written proxy materials, including our annual report to stockholders, to one or more stockholders.

Who Can Vote

If you held any of our common stock at the close of business on April 3, 2009, the record date for the Annual Meeting, you are entitled to receive notice of and to vote at our 2009 Annual Meeting. On that date, there were 26,480,190 shares of common stock outstanding. Our common stock constitutes the only class of securities entitled to vote at the meeting. Stockholders who have not exchanged their Ceridian Corporation common stock certificates for Arbitron Inc. (the “Company”) common stock certificates in connection with the spin-off of Ceridian Corporation by Arbitron Inc. on March 30, 2001, will not be eligible to vote at the Annual Meeting.

Who Can Attend the Annual Meeting

All holders of our common stock at the close of business on April 3, 2009, the record date for the Annual Meeting, or their duly appointed proxies, are authorized to attend the Annual Meeting. If you attend the meeting, you may be asked to present valid picture identification, such as a driver’s license or passport, before being admitted. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Please also note that if you hold your shares in “street name” (that is, through a bank, broker or other nominee), you will need to bring a copy of the brokerage statement reflecting your stock ownership as of April 3, 2009, the record date for the Annual Meeting.

Quorum

The presence of a majority of the outstanding shares of our common stock entitled to vote, in person or by proxy, is necessary to constitute a quorum and conduct business at the Annual Meeting. Abstentions and “broker nonvotes” will be considered present at the meeting for purposes of determining a quorum. A broker nonvote occurs when a bank or broker holding common stock for a beneficial owner does not vote on a particular matter because the bank or broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Voting Rights

Each share of our common stock that you hold entitles you to one vote on all matters that come before the Annual Meeting. Inspectors of election will count votes cast at the Annual Meeting.

The affirmative vote of a plurality of all the votes cast at the Annual Meeting, assuming a quorum is present, is necessary for the election of a director. Therefore, the eight individuals with the highest number of affirmative votes will be elected to the eight directorships. Stockholders who do not wish their shares to be voted for a particular nominee may indicate that in the space provided on the proxy card or by following the telephone or Internet instructions. For purposes of the election of directors, abstentions and other shares not voted (whether by broker nonvote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote.

The affirmative vote of the holders of at least a majority of the votes cast at the Annual Meeting is necessary to approve the ratification of the appointment of the Company’s independent auditors. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome of the vote on the ratification of the appointment of the Company’s independent auditors.

Voting by Participants in Arbitron Benefit Plans

If you own Arbitron common stock as a participant in one or more of our employee benefit plans, you will receive a single proxy card that covers both the shares credited to your name in your plan account(s) and shares you own that are registered in your name. If any of your plan accounts are not in the same name as your shares of record, you will receive separate proxy cards for your record and plan holdings. Proxies submitted by plan participants in our 401(k) plan will serve as voting instructions to the trustees for the plan whether provided by mail, telephone or the Internet. In the absence of voting instructions from participants in the 401(k) plan, the trustees of the plan will vote the undirected shares in the same proportion as the directed shares.

Granting Your Proxy

You may vote your shares as follows:

•	in person at the Annual Meeting; or

•	by telephone (see the instructions in the E-Proxy Notice); or,

•	by Internet (see the instructions in the E-Proxy Notice); or

•	if you received a printed copy of these proxy materials by mail, by signing, dating and mailing the enclosed proxy card.

If you vote by proxy, the individuals named on the proxy card (your proxies) will vote your shares in the manner you indicate. You may specify whether your shares should be voted for, against or abstain with respect to all, some or none of the nominees for director.

If your shares are not registered in your own name and you plan to attend the Annual Meeting and vote your shares in person, you should contact your broker or agent in whose name your shares are registered to obtain a proxy executed in your favor and bring it to the Annual Meeting in order to vote.

Other Business

No other matters are to be presented for action at the Annual Meeting other than the items described in this proxy statement. The enclosed proxy will, however, confer discretionary authority with respect to any other matter that may properly come before the meeting. The persons named in the enclosed proxy intend to vote as recommended by the Board of Directors or, if no recommendation is given, in accordance with their judgment on any matters that may properly come before the meeting.

Confidential Voting

It is our policy that the individual stockholder votes are kept confidential prior to the final tabulation of the vote at our stockholders meeting if the stockholder requests confidential treatment. The only exceptions to this policy involve applicable legal requirements and proxy solicitations in opposition to the Board. Access to proxies and individual stockholder voting records is limited to the independent election inspectors (Broadridge Financial Services, Inc.), who may inform us at any time whether or not a particular stockholder has voted.

Revoking Your Proxy

If you submit a proxy, you can revoke it at any time before it is exercised by giving written notice to our Corporate Secretary prior to the Annual Meeting or by timely delivery of a properly exercised, later-dated proxy (including an Internet or telephone vote). You may also attend the Annual Meeting in person and vote by ballot, which would cancel any proxy that you previously submitted.

You should rely only on the information provided in this proxy statement. We have not authorized anyone to provide you with different or additional information. You should not assume that the information in this proxy statement is accurate as of any date other than the date of this proxy statement or, where information relates to another date set forth in this proxy statement, then as of that date. Unless the context requires otherwise, in this proxy statement, references to “the Company,” “we,” “us,” “our,” “its” or similar terms are to Arbitron Inc. and its subsidiaries.

ELECTION OF DIRECTORS
(Proposal 1)

Our business is managed under the direction of the Board of Directors, which is currently composed of nine directors. Effective upon the Annual Meeting, the Board of Directors will reduce the number of directors to eight. Our bylaws provide for the annual election of directors. The current terms of office of all of our directors expire at the 2009 Annual Meeting. Stephen B. Morris, the current Chairman of the Board and a director of Arbitron since March 31, 2001, informed the Board of Directors on February 25, 2009 that he did not intend to stand for reelection when his term expired in 2009. Our Board of Directors has renominated each of the other eight directors currently serving on the Board to serve as directors for a one-year term until the 2010 annual meeting of stockholders. Each of the nominees has consented to serve if elected.

The Board of Directors recommends a vote FOR and solicits proxies in favor of each of the nominees named below. Proxies cannot be voted for more than eight people. Our Board has no reason to believe that any of the nominees for director will be unable or unavailable to serve. However, if any nominee should for any reason become unable or unavailable to serve, proxies will be voted for another nominee selected by the Board. Alternatively, proxies, at our Board’s discretion, may be voted for a fewer number of nominees as a result of a director’s inability or unavailability to serve. Each person elected will hold office until the 2010 annual meeting of stockholders and until his or her successor is duly elected and qualified, or until earlier resignation or removal.

The following is biographical information concerning the eight nominees for election as directors of Arbitron:

Nominees for Election as Directors

Shellye L. Archambeau, age 46

•	Director of Arbitron since November 2005

•	Chief Executive Officer of MetricStream, Inc. (formerly Zaplet, Inc.), a provider of enterprise software that allows corporations in diverse industries to manage quality processes, regulatory and industry-mandated compliance activities and corporate governance initiatives, since 2002

•	Chief Marketing Officer and Executive Vice President of Sales of Loudcloud, Inc. (now Opsware Inc.), a leader in Internet infrastructure services, from 2001 to 2002

•	Chief Marketing Officer of NorthPoint Communications, from 2000 to 2001

•	Member of the Information Technology Senior Management Forum; Board Chair of the Forum of Women Entrepreneurs; the Women’s Council to the Board of Trustees for the University of Pennsylvania; and director of Silicon Valley Leadership Group, a nonprofit organization that addresses major public policy issues affecting the economic health and quality of life in Silicon Valley

David W. Devonshire, age 63

•	Director of Arbitron since August 2007

•	Executive Vice President and Chief Financial Officer of Motorola, Inc., a telecommunications company, from March 2002 to March 2007

•	Executive Vice President and Chief Financial Officer of Ingersoll-Rand, a diversified industrial company, from December 1997 to March 2002

•	Senior Vice President and Chief Financial Officer of Owens Corning, a fiberglass manufacturing company, from July 1993 to December 1997

•	Director and member of the audit committee and the executive committee of Roper Industries, Inc., a New York Stock Exchange listed diversified industrial company; director and member of the audit committee and the compensation committee of ArvinMeritor, Inc., a New York Stock Exchange listed supplier of integrated systems, modules and components to the motor vehicle industry; director and member of the audit committee and the compensation committee of Career Education Corporation, a NASDAQ listed educational services company; an advisory board member of L.E.K. Consulting; an advisory board member of CFO Magazine; a trustee of Shedd Aquarium; and an advisory board member of WMG Capital

Philip Guarascio, age 67

•	Director of Arbitron since March 2001

•	Chairman and Chief Executive Officer of PG Ventures LLC, a marketing consulting firm, since May 2000

•	Vice President, General Manager of General Motors Corporation’s North America Advertising and Corporate Marketing, from July 1994 to May 2000

•	a consultant to William Morris Talent Agency, since January 2001; and a consultant to Tribeca Enterprises, a diversified multi-platform media company

•	A director of Papa John’s International Inc., a NASDAQ-listed company and the third-largest pizza company in America; director of AdSpace Networks, Inc., an Internet company that provides advertising space for a variety of advertising venues

William T. Kerr, age 68

•	Director of Arbitron since May 2007

•	Chairman of the Board of Directors of Meredith Corporation, a New York Stock Exchange listed diversified media company that publishes magazines and special interest publications and also owns and operates local television stations, since July 2006, and a member of the Meredith Corporation Board of Directors, since 1994

•	Chairman and Chief Executive Officer of Meredith Corporation from January 1996 until July 2007

•	President and Chief Operating Officer of Meredith Corporation, from 1994 to 1996, President, Magazine Group and Executive Vice President of Meredith, from 1991 to 1994

•	President, Magazine Group and Vice President of the New York Times Company, a media company, from 1984 to 1991

•	A member of the Boards of Directors of The Interpublic Group of Companies, Inc., a New York Stock Exchange listed marketing communications and marketing services company, since November 2006; Whirlpool Corporation, a New York Stock Exchange listed appliance manufacturer, since June 2006; The Principal Financial Group, Inc., a New York Stock Exchange listed financial services company, since 2001; and a member of the Board of Penton Media, Inc., a private firm

•	A Trustee of Oxford University Press, Inc., a member of the Board of Harvard Business School Publishing, a Board member of The International Federation of the Periodical Press, a member of the Board of The Business Committee for the Arts, Inc.

Larry E. Kittelberger, age 60

•	Director of Arbitron since March 2001

•	Senior Vice President, Technology and Operations of Honeywell International, Inc., a New York Stock Exchange listed diversified technology and manufacturing company, since September 2006

•	Senior Vice President, Administration, and Chief Information Officer of Honeywell International Inc., from August 2001 to September 2006

•	Senior Vice President and Chief Information Officer of Lucent Technologies Inc., a systems, services and software company, from December 1999 to August 2001

•	Senior Vice President and Chief Information Officer of Allied Signal, Inc., an advanced technology and manufacturing firm, from 1995 to December 1999

Luis G. Nogales, age 65

•	Director of Arbitron since March 2001

•	Managing Partner, Nogales Investors LLC, a private equity investment firm, since 1989

•	Chairman and Chief Executive Officer of Embarcadero Media, Inc., a private company that owned and operated radio stations throughout California and Oregon, from 1992 to 1997

•	A director of KB Home, a New York Stock exchange listed company that is one of America’s largest homebuilders; a director and member of the audit committee of Edison International, a New York Stock Exchange listed international electric power generator, distributor and structured finance provider and a member and director of the audit committee of Southern California Edison, a subsidiary of Edison International

Richard A. Post, age 50

•	Director of Arbitron since March 2001

•	Since April 2006 a private investor, Managing Member of PL Management LLC since October 2008

•	President and Chief Executive Officer of Autobytel Inc., a NASDAQ listed Internet automotive marketing services company, from April 2005 to March 2006

•	Private investor, from January 2003 to April 2005

•	Managing Partner of LoneTree Capital Partners, a venture capital firm, from July 2000 to December 2002

•	Executive Vice President and Chief Financial Officer of MediaOne Group, Inc., a broadband and wireless communications company, and President of MediaOne Capital Corp., a subsidiary of MediaOne Group, Inc., from June 1998 to July 2000

•	Chief Financial Officer of U S WEST Media, a communications company, from December 1996 to June 1998

•	President, Corporate Development of U S WEST, Inc., from June 1996 to December 1996

•	Vice President, Corporate Development of U S WEST Media, from January 1996 to June 1996

•	President, U S WEST Capital Assets, from July 1993 to June 1998

Michael P. Skarzynski, age 52

•	President and Chief Executive Officer of Arbitron since January 2009

•	Director of Arbitron, since January 2009

•	President and Chief Executive Officer of Iptivia, Inc., a privately held IP services company, in 2008

•	Managing Director and founder of Red Lion Technologies, a consulting firm, from 2007 to 2008

•	President and Chief Executive Officer of Performance Technologies, Inc., a NASDAQ listed telecommunications and IP networking equipment company, from 2005 to 2007

•	Vice President — International Operations for UTStarcom, Inc., a NASDAQ listed wireline, wireless, optical and access switching developer, from 2003 to 2005

•	Chief Executive Officer of Xebeo Communications, a privately held company from 2002 to 2003

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES SET FORTH ABOVE.

Independence of Directors

Under the listing standards of the New York Stock Exchange, and pursuant to our corporate governance policies and guidelines, we are required to have a majority of “independent” directors and a nominating/corporate governance committee, compensation committee and audit committee, each composed solely of independent directors. In determining director independence, the Board broadly considers all relevant facts and circumstances, including the rules of the New York Stock Exchange. The Board considers the issue not merely from the standpoint of a director, but also from that of persons or organizations with which the director has an affiliation. An independent director is free of any relationship with Arbitron or its management that may impair the director’s ability to make independent judgments.

The Board of Directors has evaluated the status of each director and affirmatively determined that Ms. Archambeau and Messrs. Guarascio, Devonshire, Kerr, Kittelberger, Nogales, and Post are independent. Messrs. Morris and Skarzynski are not independent because they are employees of the Company. Each current member of our Compensation and Human Resources Committee, our Nominating and Corporate Governance Committee, and our Audit Committee is independent.

In prior years, in evaluating the independence of Mr. Nogales, the Board of Directors has considered the fact that Mr. Nogales is the managing partner of a general partnership that had a 2% ownership interest in an investment fund that has a 96% ownership interest in two radio stations that had entered into radio ratings contracts with the Company substantially in the form and upon substantially the terms and conditions of the Company’s standard radio ratings contract with third parties. The average annual fees payable to the Company under this agreement were equal to approximately $156,000. The Board of Directors, with Mr. Nogales and Mr. Morris not participating, had reviewed and approved the terms of this transaction. Following its review of this relationship, the Board of Directors affirmatively determined that Mr. Nogales was independent. This agreement terminated during 2008 and there are currently no transactions between the radio station and the Company.

Corporate Governance Policies and Guidelines and Codes of Ethics

Corporate Governance Policies and Guidelines.  We have adopted corporate governance policies and guidelines, which serve as principles for the conduct of the Board of Directors. Our corporate governance policies and guidelines, which meet the requirements of the New York Stock Exchange listing standards, address a number of topics, including, among other things, director qualification standards, director responsibilities, the responsibilities and composition of the Board committees, director access to management and independent advisers, director compensation, management succession and evaluations of the performance of the Board.

Codes of Ethics.  We have adopted a Code of Ethics and Conduct, which applies to all of our employees, officers and directors, and meets the requirements for such code as set forth in the New York Stock Exchange listing standards. We have also adopted a Code of Ethics for the Chief Executive Officer and Financial Managers, which applies to our Chief Executive Officer, Chief Financial Officer and all managers in our financial organization, and meets the requirements of a “code of ethics” as defined by the rules and regulations of the Securities and Exchange Commission (the “SEC”).

Where You Can Find These Documents.  Our corporate governance policies and guidelines, Code of Ethics and Conduct and Code of Ethics for the Chief Executive Officer and Financial Managers are available on our Web site at www.arbitron.com, and are also available in print to any stockholder who sends a written request to the Treasury Manager at Arbitron Inc., 9705 Patuxent Woods Drive, Columbia, Maryland 21046.

Executive Sessions of Nonmanagement Directors

Consistent with the New York Stock Exchange listing standards, our corporate governance policies and guidelines provide that, in order to promote open discussion among nonmanagement directors, the Board of Directors will devote a portion of each regularly scheduled Board meeting to executive sessions without management participation. Luis G. Nogales, our Lead Independent Director, has presided at executive sessions of our nonmanagement directors at each regularly scheduled meeting of the Board during 2008. Stephen B. Morris, the Chairman of our Board of Directors, is not standing for reelection at the Annual Meeting. Following the Annual Meeting, the Board of Directors will elect a new chair from among its duly elected members. If the person elected to serve as chair is not independent, as defined in the New York Stock Exchange listing standards, the Board of Directors will also elect a Lead Independent Director to preside at executive sessions of nonmanagement directors. Our corporate governance policies and guidelines provide that if the group of nonmanagement directors includes directors who are not independent, as defined in the New York Stock Exchange listing standards, it is the Company’s policy that at least one such executive session convened per year shall include only independent directors.

Communicating with the Board of Directors

Interested third parties may communicate with the Board of Directors by e-mailing correspondence directly to our Chair of the Board of Directors or Lead Independent Director, as applicable, at nonmanagementdirectors@arbitron.com. Our Chair or Lead Independent Director, as applicable, will decide what action should be taken with respect to any such communication, including whether such communication will be reported to the Board of Directors.

Meetings of the Board of Directors

The Board of Directors held 13 meetings in 2008, including meetings by telephone conference, and acted by unanimous written consent one time in 2008. Each director attended at least 75% of the meetings of the Board of Directors and applicable committees on which they served during the period that they served on the Board of Directors or such committees. In addition, pursuant to our corporate governance policies and guidelines, directors are expected to attend the annual meetings of stockholders. Last year, all of our then current directors attended the annual meeting of stockholders.

Committees of the Board of Directors

The Board of Directors maintains the following five standing committees:

Executive
Audit
Compensation and Human Resources
Nominating and Corporate Governance
Technology Strategy

In December 2007 the Board of Directors created a special PPM Strategy Committee. Membership on the Audit Committee, the Compensation and Human Resources Committee, and the Nominating and Corporate Governance Committee is limited to directors who are independent, as defined in the New York Stock Exchange listing standards, and as affirmatively determined by our Board of Directors.

Executive Committee

The following directors currently serve on the Executive Committee:

Stephen B. Morris, Chair
Luis G. Nogales
Richard A. Post
Michael P. Skarzynski

Mr. Skarzynski joined the Executive Committee in January 2009. The Executive Committee acts on matters that arise between Board meetings and require immediate action. All actions taken by this committee are reported to, and ratified by, the Board of Directors at its next regularly scheduled meeting. The Executive Committee did not meet during 2008. Mr. Morris is not standing for reelection at the Annual Meeting. Following the Annual Meeting, a new Chair of the Executive Committee will be elected by the Board of Directors.

Audit Committee

The following directors currently serve on the Audit Committee:

Richard A. Post, Chair
Shellye L. Archambeau
David W. Devonshire

As required by the charter of the Audit Committee, our corporate governance guidelines, and the New York Stock Exchange listing standards, all members of the Audit Committee qualify as independent directors within the meaning of the New York Stock Exchange listing standards and Rule 10A-3 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), are financially literate within the meaning of the New York Stock Exchange listing standards and meet the experience and financial expertise requirements of the New York Stock Exchange listing standards. The Board of Directors has determined that Mr. Post is an “audit committee financial expert” as defined by the rules and regulations of the Securities and Exchange Commission. The principal purposes of the Audit Committee are to:

•	possess sole authority regarding the selection, compensation and retention of Arbitron’s registered independent public accounting firm;

•	assist the Board of Directors in the oversight of:

•	the integrity of Arbitron’s financial statements;

•	Arbitron’s compliance with legal and regulatory requirements; and

•	the qualification and independence of Arbitron’s registered independent public accounting firm;

•	the performance of Arbitron’s internal audit function and registered independent public accounting firm; and

•	prepare an audit committee report as required by the Securities and Exchange Commission to be included in the annual proxy statement.

The Board of Directors has adopted an amended and restated written charter for the Audit Committee, a copy of which is available on our Web site at www.arbitron.com and is available in print, free of charge, to any stockholder who requests it. You can obtain such a print copy by contacting the Treasury Manager at Arbitron Inc., 9705 Patuxent Woods Drive, Columbia, Maryland 21046. The Audit Committee held 13 meetings in 2008, including meetings by telephone conference, and acted by unanimous written consent one time in 2008.

Compensation and Human Resources Committee

The following directors currently serve on the Compensation and Human Resources Committee:

William T. Kerr, Chair
Philip Guarascio
Larry E. Kittelberger
Luis G. Nogales

Each member of the Compensation and Human Resources Committee qualifies as an independent director under the New York Stock Exchange listing standards. The principal responsibilities of the Compensation and Human Resources Committee are to:

•	review and approve Arbitron’s corporate goals and objectives with respect to the compensation of the Board of Directors, Chief Executive Officer, and executive officers other than the Chief Executive Officer, evaluate the Chief Executive Officer’s performance in light of those goals and objectives, and, either as a committee or together with the other independent directors (as directed by the Board of Directors), determine and approve the appropriate level and structure of the Chief Executive Officer’s compensation based on this evaluation;

•	determine and approve non-CEO executive compensation and incentive and equity-based compensation plans;

•	produce a compensation committee report for inclusion in the Company’s annual meeting proxy statement as required by the Securities and Exchange Commission;

•	review and approve for inclusion in the Company’s annual meeting proxy statement or Annual Report on Form 10-K, as the case may be, the “Compensation Discussion and Analysis” section relating to executive compensation as required by the Securities and Exchange Commission;

•	review and approve non-employee director compensation; and

•	assist the Board of Directors in management development and succession planning.

The committee has retained the firm of Frederic W. Cook & Co., Inc. as its compensation consultant to assist in the continual development and evaluation of compensation policies and the Compensation and Human Resources Committee’s determinations of compensation awards. The role of Frederic W. Cook & Co., Inc. is to provide independent, third-party advice and expertise on executive and non-employee director compensation issues, as described in the “Compensation Discussion and Analysis” section below. Frederic W. Cook & Co., Inc. maintains no other direct or indirect relationship with the Company.

The committee has delegated authority to the CEO under the Company’s 2008 Equity Compensation Plan, 1999 Stock Incentive Plan, and 2001 Broad Based Incentive Plan to make incentive awards to non-executive employees of the Company representing not more than 6,000 shares of the Company’s common stock to any individual.

The Board of Directors has adopted an amended and restated written charter for the Compensation and Human Resources Committee, a copy of which is available on our Web site at www.arbitron.com and is available in print, free of charge, to any stockholder who requests it. You can obtain such a print copy by contacting the Treasury Manager at Arbitron Inc., 9705 Patuxent Woods Drive, Columbia, Maryland 21046. The Compensation and Human Resources Committee held six meetings in 2008, including meetings by telephone conference, and acted by unanimous written consent two times in 2008.

Nominating and Corporate Governance Committee

The following directors currently serve on the Nominating and Corporate Governance Committee:

Philip Guarascio, Chair
William T. Kerr
Luis G. Nogales
Richard A. Post

Each member of the Nominating and Corporate Governance Committee qualifies as an “independent” director under the New York Stock Exchange listing standards. The principal purposes of the Nominating and Corporate Governance Committee are to:

•	identify, in accordance with policies and procedures adopted by the Nominating and Corporate Governance Committee from time to time, individuals who are qualified to serve as directors;

•	recommend such individuals to the Board of Directors, either to fill vacancies that occur on the Board of Directors from time to time or in connection with the selection of director nominees for each annual meeting of stockholders;

•	develop, recommend, implement and monitor a set of corporate governance guidelines, a code of business conduct and ethics, and a code of ethics for senior financial officers adopted by the Board of Directors;

•	oversee the evaluation of the Board of Directors and management; and

•	ensure that Arbitron is in compliance with all New York Stock Exchange listing requirements.

The Nominating and Corporate Governance Committee has approved, and the Board of Directors has adopted, policies and procedures to be used for considering potential director candidates to continue to ensure that our Board of Directors consists of a diversified group of qualified individuals who function effectively as a group. These policies and procedures provide that qualifications and credentials for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board of Directors. However, at a minimum, candidates for director must possess: (1) strength of character; (2) an ability to exercise independent thought, practical wisdom and mature judgment; (3) an ability to make independent analytical inquiries; (4) a willingness and ability to devote adequate time and resources to diligently perform Board of Director duties; and (5) a reputation, both personal and professional, consistent with the image and reputation of Arbitron. In addition to the aforementioned minimum qualifications, the Nominating and Corporate Governance Committee also believes that there are other factors that, while not prerequisites for nomination, should be taken into account when considering whether to recommend a particular person. These factors include: (1) whether the person possesses specific media and marketing expertise and familiarity with general issues affecting Arbitron’s business; (2) whether the person’s nomination and election would enable the Board of Directors to have a member that qualifies as an “audit committee financial expert” as such term is defined by the Securities and Exchange Commission; (3) whether the person would qualify as an “independent” director under the New York Stock Exchange listing standards and the Company’s corporate governance policies and guidelines; (4) the importance of continuity of the existing composition of the Board of Directors; and (5) the importance of a diversified Board membership, in terms of both the individuals involved and their various experiences and areas of expertise. The Nominating and Corporate Governance Committee retains a third-party executive search firm to identify and review candidates upon request of the Nominating and Corporate Governance Committee from time to time.

The Nominating and Corporate Governance Committee seeks to identify director candidates based on input provided by a number of sources, including (i) Nominating and Corporate Governance Committee members, (ii) other directors of the Company, and (iii) stockholders of the Company. The Nominating and Corporate Governance Committee also has the authority to consult with or retain advisers or search firms to assist in the identification of qualified director candidates.

As part of the identification process, the Nominating and Corporate Governance Committee takes into account the number of expected director vacancies and whether existing directors have indicated a willingness to continue to serve as directors if renominated. Once a director candidate has been identified, the Nominating and Corporate Governance Committee then evaluates this candidate in light of his or her qualifications and credentials, and any additional factors that it deems necessary or appropriate. Existing directors who are being considered for renomination will be reevaluated as part of the Nominating and Corporate Governance Committee’s process of recommending director candidates.

The Nominating and Corporate Governance Committee considers candidates recommended by stockholders in the same manner as all other director candidates. Stockholders who wish to suggest qualified candidates must comply with the advance notice provisions and other requirements of Article II, Section 13 of our bylaws. These notice provisions require that recommendations for directors must be received not less than 90 days nor more than 120 days prior to the date of the annual meeting of stockholders for the preceding year. The notice must follow the guidelines set forth in this proxy statement under the heading, “— Other Matters — Director Nominations.”

After completing the identification and evaluation process described above, the Nominating and Corporate Governance Committee recommends to the Board of Directors the nomination of a number of candidates equal to the number of director vacancies that will exist at the annual meeting of stockholders. The Board of Directors then selects director nominees for stockholders to consider and vote upon at the stockholders’ meeting.

The Board of Directors has adopted an amended and restated written charter for the Nominating and Corporate Governance Committee, a copy of which is available on our Web site at www.arbitron.com and is available in print, free of charge, to any stockholder who requests it. You can obtain a copy in print by contacting the Treasury Manager at Arbitron Inc., 9705 Patuxent Woods Drive, Columbia, Maryland 21046. The Nominating and Corporate Governance Committee held seven meetings in 2008, including meetings by telephone conference.

Technology Strategy Committee

The following directors serve on the Technology Strategy Committee:

Larry E. Kittelberger, Chair
Shellye L. Archambeau
David W. Devonshire
William T. Kerr

The principal purposes of the Technology Strategy Committee are to:

•	review risks, opportunities and priorities as they pertain to Arbitron’s existing technology and strategies for the future;

•	assess the Company’s capabilities to execute against its agreed priorities; and

•	make recommendations, as appropriate, to the Chief Executive Officer and the Board of Directors.

The Technology Strategy Committee held three meetings in 2008.

PPM Strategy Committee

Effective as of December 17, 2007, the Board of Directors created a special PPM Strategy Committee. Pursuant to its charter and the resolution of the Board of Directors creating the PPM Strategy Committee, the PPM Strategy Committee ceased to exist upon the February 2009 meeting of the Board of Directors. During 2008 and while the PPM Strategy Committee existed during 2009, the following directors served on the PPM Strategy Committee:

Philip Guarascio, Chair
Stephen B. Morris
Richard A. Post

The primary purpose of the PPM Strategy Committee was to review the Company’s PPM implementation plans and to report promptly all conclusions and recommendations to the full Board of Directors for its information and consideration of any binding action. The Board of Directors had determined that a majority of the members of the PPM Strategy Committee must qualify as “independent” directors under the New York Stock Exchange listing standards. The PPM Strategy Committee held six meetings in 2008, including meetings by telephone conference. The PPM Strategy Committee did not meet in 2009.

2008 Director Compensation

The table below provides information concerning the compensation of the directors for our most recently completed fiscal year. Except as noted below, all of our directors are paid at the same rate. The differences among directors in the table below are a function of additional compensation for chairing a committee, varying numbers of meetings attended and corresponding payments of meeting fees, and the form in which each director elects to receive retainer fees. In accordance with SEC regulations, share-based compensation is valued at the grant date fair value computed in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123 (Revised), Share-Based Payment (“SFAS No. 123R”). We record such expense ratably over the vesting period. We include in the table below the dollar amount recognized for financial statement reporting purposes for compensation expense incurred by the Company in 2008 with respect to share-based compensation awarded to directors.

Each director who is not also an employee of Arbitron or its subsidiaries is entitled to receive an annual board retainer fee of $30,000, which is paid in quarterly installments. Our Lead Independent Director receives a supplemental annual cash payment of $25,000. The non-employee chair of the Audit Committee is entitled to receive a supplemental annual cash payment of $20,000; non-employee chairs of the Compensation and Human Resources Committee, the Nominating and Corporate Governance Committee, and the Technology Strategy Committee are entitled to receive a supplemental annual cash payment of $10,000. The chair of the PPM Strategy Committee did not receive a supplemental annual cash payment. For each Board meeting attended, in person or by telephone, participating non-employee directors are entitled to receive $1,500. For each committee meeting attended in person, participating non-employee directors are entitled to receive $1,500 and for each committee meeting attended by telephone, participating non-employee directors are entitled to receive $750.

Beginning in 2008, each newly elected non-employee director receives a one-time grant of 4,500 deferred stock units (“DSUs”), which DSUs will vest in three equal installments of 1,500 DSUs over a three-year period and will be payable following the director’s termination of service as a director of the Company. Beginning the year after initial election to the Board of Directors, each continuing non-employee director will receive an annual grant of $100,000 worth of stock options based on a Black-Scholes valuation calculated using the closing price of the Company’s common stock on the grant date. The exercise price per share of each option granted will be equal to 100% of the fair market value of the underlying Company common stock on the date the option is granted, which is equal to the closing price of the Company’s common stock on such date. These options will become fully vested on the date of grant and exercisable in full six months after the date of grant and will expire 10 years from the date of grant.

Prior to 2008, each newly elected director received a one-time grant of an option to purchase 15,000 shares of our common stock, which option vests and become exercisable in three equal annual installments of 5,000 shares over a three-year period and expires 10 years from the date of grant. In addition, prior to 2008, beginning the year after initial election to the Board of Directors, each continuing non-employee director received and annual grant of an option to purchase 7,000 shares of our common stock on the date of the annual meeting of stockholders, which option was fully vested on the date of grant, became exercisable in full six months after the date of grant, and expires 10 years from the date of grant. The exercise price of each of the options described in this paragraph was equal to 100% of the fair market value of our common stock on the date of grant.

The Company previously adopted a Non-employee Director Incentive Program, which permits non-employee directors to receive, at their discretion, either options or DSUs in lieu of their annual cash retainers and meeting fees. A director who elects to receive options receives a number of options based on a calculation approved by the Compensation and Human Resources Committee. The formula for determining the number of option shares is to divide the cash fees earned in the quarter by the closing price of Arbitron common stock on the date of the grant, which is the last trading day of the quarter. This amount is then multiplied by four to arrive at the number of option shares granted.

A director who elects to receive DSUs receives a number of units based on a calculation approved by the Compensation and Human Resources Committee. The formula for determining the number of DSUs is to multiply the cash fees earned in the quarter by 120% and divide the result by the closing price of Arbitron common stock on the date of the grant, which is the last trading day of the quarter. DSUs granted to our directors convert to shares of our common stock after termination from the Board of Directors, based upon a schedule elected by the directors in advance. In the event that a director elects to receive DSUs, the director will receive dividend equivalent rights on such DSUs to the extent dividends are issued on our common stock. Dividend equivalents are deemed reinvested in additional DSUs (or fractions thereof). The amounts set forth in the table below for each director in the column “Fees Earned or Paid in Cash” represent the cash payment of annual retainers and fees or, if the director elected to receive equity-based compensation in lieu of all or a portion of such retainers and fees, the amount of cash the director would have received if the director had not elected to receive such equity-based compensation. If the director elected to receive equity-based compensation in lieu of annual cash retainers and fees, we report in the columns “Stock Awards” and “Option Awards,” as applicable, the dollar amount recognized for financial statement reporting purposes with respect to 2008 in accordance with SFAS No. 123R of the aggregate incremental value of equity-based compensation received in lieu of annual cash retainers and fees in excess of the cash such director would have received if the director had not elected to receive equity-based compensation.

It is also the philosophy of the Company that directors should have a meaningful equity ownership in the Company. In 2004, the Board established ownership guidelines covering directors. The guidelines are for each director to own shares with a value of four times the annual board retainer. These guidelines are expected to be achieved over five years and include all owned shares, as well as DSUs credited to the directors, but outstanding and unexercised stock options are not counted. As of mid-2008, all directors who had served on the Board for more than five years had satisfied or exceeded the stock ownership guideline. Since mid-2008, the fair market value of our Common Stock has declined. The Board will consider during 2009 whether any changes to our stock ownership guidelines for directors and executives are necessary or appropriate.

Messrs. Morris and Skarzynski are employees of Arbitron and are not separately compensated for their service as a director.

2008 Director Compensation

	Fees Earned or
	Paid in		Option		All Other
	Cash	Stock Awards	Awards		Compensation	Total
Name	($)(1)	($)(2)(3)	($)(4)(5)		($)(6)	($)

Shellye L. Archambeau	47,250	3,017	136,560	(7)	217	187,044
David W. Devonshire	62,250	0	179,235	(7)	0	241,485
Philip Guarascio	76,750	0	99,138		1,948	177,836
William T. Kerr	73,000	7,302	176,960	(7)	144	257,406
Larry E. Kittelberger	66,250	13,278	99,138		3,429	182,095
Luis G. Nogales	85,750	5,523	99,138		1,276	191,687
Richard A. Post	90,500	10,052	99,138		1,121	200,811

(1)	We report in this column the cash value of board retainer fees, committee chair fees, and board and committee meeting fees earned by each director in 2008. Pursuant to the terms of our Non-employee Director Incentive Program described above, each director may elect to receive either stock options or DSUs, or a combination, in lieu of annual cash retainers and fees. If a director elects to receive equity-based compensation in lieu of annual cash retainers and fees, the aggregate incremental value of such equity-based compensation in excess of the cash such director would have received is reported in the Stock Awards or Option Awards columns of this table, as applicable. Directors made elections for 2008 compensation prior to the end of 2007. For 2008, Ms. Archambeau elected to receive 639 DSUs with an aggregate fair market value of $18,017 and options to purchase 2,130 shares of common stock in lieu of board retainer fees and $32,250 in cash for board and committee meeting fees. Mr. Devonshire and Mr. Guarascio received all retainers and fees in cash. Mr. Kerr elected to receive 639 DSUs with an aggregate fair market value of $18,017in lieu of board retainer fees, $15,000 cash for board retainer, 1,011 DSUs with an aggregate fair market value of $25,785 in lieu of board and committee meeting fees and $21,500 in cash for board and committee meeting fees. Mr. Kittelberger elected to receive 1,278 DSUs with an aggregate fair market value of $36,029 in lieu of board retainer fees, 426 DSUs with an aggregate fair market value of $12,009 in lieu of committee chair fees, 915 DSUs with an aggregate fair market value of $19,789 in lieu of board meeting fees, and 404 DSUs with an aggregate fair market value of $11,701 in lieu of committee meeting fees. Mr. Nogales elected to receive 639 DSUs with an aggregate fair market value of $18,017 in lieu of board retainer fees, $15,000 in cash for board retainer, 532 DSUs with an aggregate fair market value of $15,006 in lieu of Lead Independent Director fees, $12,500 in cash for Lead Independent Director fees, and $30,750 in cash for board and committee meeting fees. Mr. Post elected to receive 1,279 DSUs with an aggregate fair market value of $36,077 in lieu of board retainer fees, 851 DSUs with an aggregate fair market value of $23,975 in lieu of committee chair fees, and $40,500 in cash for board and committee meeting fees.

(2)	Pursuant to the terms of our Non-employee Director Incentive Program, directors may elect to receive DSUs in lieu of annual cash board retainer fees, committee chair fees, and board and committee meeting fees. We report in this column the dollar amount recognized for financial statement reporting purposes with respect to 2008 in accordance with SFAS No. 123R of the aggregate incremental value of (A) DSUs received by directors in lieu of annual cash retainers and fees in excess of (B) the cash such director would have received if the director had not elected to receive DSUs.

(3)	As of December 31, 2008, the aggregate number of DSUs (including dividend equivalents) held by each person who served as a director during 2008 was as follows: Ms. Archambeau — 1,040, Mr. Devonshire — 0, Mr. Guarascio — 4,934, Mr. Kerr — 1,658, Mr. Kittelberger — 11,060, Mr. Nogales — 4,129, and Mr. Post — 4,471. We provide complete beneficial ownership information of Arbitron stock for each of our directors in this proxy statement under the heading, “— Stock Ownership Information — Stock Ownership of Arbitron’s Directors and Executive Officers.”

(4)	We report in this column the aggregate dollar amount recognized for financial statement reporting purposes for compensation expense incurred by the Company in 2008, in accordance with SFAS No. 123R, with respect to stock options, to the extent a portion of the vesting period occurred in 2008. Please refer to note 15 of the notes to our consolidated financial statements contained in our Annual Report on Form 10-K for a discussion of the assumptions related to the calculation of such value. On May 13, 2008, each continuing director received an annual grant of options to purchase 7,605 shares of our common stock. These options have an exercise price equal to $46.64 per share, are fully vested on the date of grant, and become exercisable six months after the date of grant. Pursuant to the terms of our Non-employee Director Incentive Program, directors may elect to receive stock options in lieu of annual cash board retainer fees, committee chair fees, and board and committee meeting fees.

(5)	As of December 31, 2008, the aggregate number of unexercised options (vested and unvested) held by each person who served as a director during 2008 was as follows: Ms. Archambeau — 40,037, Mr. Devonshire — 22,605, Mr. Guarascio — 65,991, Mr. Kerr — 22,605, Mr. Kittelberger — 75,971, Mr. Nogales — 81,496, and Mr. Post — 94,073. We provide complete beneficial ownership information of Arbitron stock for each of our directors in this proxy statement under the heading, “— Stock Ownership Information — Stock Ownership of Arbitron’s Directors and Executive Officers.”

(6)	Amounts reported in this column represent dividend equivalent units received in respect of DSUs held by each person who served as a director during 2008. In 2008, Ms. Archambeau received approximately 10 dividend equivalent units, Mr. Guarascio received approximately 79 dividend equivalent units, Mr. Kerr received approximately eight dividend equivalent units, Mr. Kittelberger received approximately 144 dividend equivalent units, Mr. Nogales received approximately 54 dividend equivalent units, and Mr. Post received approximately 50 dividend equivalent units.

(7)	Pursuant to SFAS No. 123R, expense is recognized over a three-year vesting period for each director’s initial grant of options to purchase 15,000 shares of common stock. Ms. Archambeau received her initial grant on November 15, 2005, Mr. Kerr received his initial grant on May 15, 2007, and Mr. Devonshire received his initial grant on August 29, 2007.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

Information concerning the persons who currently serve as our executive officers is provided below. Each of the named persons has been elected to the office indicated opposite the person’s name. The executive officers serve at the discretion of the Board of Directors. Officers generally are elected at the annual meeting of directors held immediately following the annual meeting of stockholders. The Board of Directors may elect additional executive officers from time to time.

Michael P. Skarzynski, age 52, President and Chief Executive Officer since January 2009

•	President and Chief Executive Officer of Arbitron since January 2009

•	Director of Arbitron, since January 2009

•	President and Chief Executive Officer of Iptivia, Inc., a privately held IP services company, in 2008

•	Managing Director and founder of Red Lion Technologies, a consulting firm, from 2007 to 2008

•	President and Chief Executive Officer of Performance Technologies, Inc., a NASDAQ listed telecommunications and IP networking equipment company, from 2005 to 2007

•	Vice President — International Operations for UTStarcom, Inc., a NASDAQ listed wireline, wireless, optical and access switching developer, from 2003 to 2005

•	Chief Executive Officer of Xebeo Communications, a privately held company, from 2002 to 2003

Sean R. Creamer, age 44, Executive Vice President of Finance and Planning and Chief Financial Officer since November 2005

•	Senior Vice President and Chief Financial Officer of Laureate Education, Inc. (formerly Sylvan Learning Systems, Inc.), a NASDAQ listed company focused on providing higher education through a global network of accredited campus-based and online universities, from April 2001 to September 2005

Timothy T. Smith, age 45, Executive Vice President and Chief Legal Officer, Legal and Business Affairs since August 2006

•	Senior Vice President, General Counsel and Corporate Secretary of Manugistics, Inc., a NASDAQ listed software company, from January 2000 to July 2006

Alton L. Adams, age 51, Executive Vice President, Chief Marketing Officer since March 2009

•	Managing Partner, Marketing Transformation, Accenture Ltd., a New York Stock Exchange listed management consulting, technology services, and outsourcing company, from June 2003 to March 2009

•	President, Experian Database Solutions, Experian plc, an information services company, from May 2001 to June 2003

•	President and Chief Executive Officer, Mindbranch, Inc., May 2000 to September 2001

Pierre C. Bouvard, age 47, Executive Vice President, Sales since February 2009

•	President of Sales and Marketing from December 2005 to February 2009

•	President of Portable People Meter/International of Arbitron from January 2005 to December 2005

•	President of International/New Ventures of Arbitron from July 2002 to December 2004

Robert F. Henrick, Ph.D, age 54, Executive Vice President, Customer Solutions since March 2009

•	Program Manager, Johns Hopkins University Applied Physics Laboratory, overseeing National Security Intelligence, Surveillance and Reconnaissance, and Command, Control and Communication applications from February 2003 to March 2009

•	Vice President, Product Management and Marketing, Xebeo Communications, a privately held company, from February 2002 to February 2003

•	Senior Partner, Ogilvy & Mather, an international advertising, marketing, and public relations agency from 2000 to 2001

Scott Henry, age 47, Executive Vice President and Chief Information Officer since February 2005

•	Regional Vice President of Delivery Operations of E5 Systems, a privately held IT services company, from July 2003 to January 2005

•	Chief Customer Officer of Vitria Technology, Inc., a NASDAQ listed provider of business process integration solutions, from October 2001 to April 2003

Steven M. Smith, 48, Executive Vice President, Survey Operations, since August 2008

•	Senior Pilot/Pilot Instructor for Executive Express Aviation, a privately held company, from January 2007 to August 2008

•	Chief Operating Officer for Flexi-Mat Corp., a privately held producer, importer and marketer of pet beds, from June 2006 to January 2007

•	Executive Vice President, North American Operations for Information Resources, Inc., a privately held provider of market information solutions and services, from April 2002 to June 2006

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

In this section, we discuss certain aspects of our compensation program as it pertains to our principal executive officer (“CEO”), our principal financial officer (“CFO”) and our three other most highly compensated executive officers in 2008. We refer to these five persons throughout this proxy statement as the named executive officers or “NEOs.” Our discussion focuses on compensation and practices relating to 2008, our most recently completed fiscal year.

We believe that the performance of the NEOs and other executive officers has the potential to impact both our short- and long-term profitability. Therefore, our Compensation and Human Resources Committee (referred to as the “Committee” in the remainder of this section) and management place considerable importance on the design and administration of our executive compensation program.

Objectives

Our executive compensation program is designed to attract, motivate and retain high-quality executives by providing total compensation that is performance-based and competitive in the various labor markets and industries where we compete for talent. We provide incentives to advance the interests of our stockholders and deliver levels of compensation that are commensurate with performance. Overall, we design our executive compensation program to:

•	support our corporate strategy and business plan by clearly communicating what is expected of executives with respect to goals and results and by rewarding superior achievement;

•	recruit and retain the best-qualified executive talent; and

•	create a strong performance alignment with the interests of stockholders.

These objectives are designed to support and promote our key strategic business objectives of growing our radio audience measurement business and expanding our information services to a broader range of media, including broadcast television, cable, out-of-home media, satellite radio and television, Internet broadcasts and mobile media.

Components

We seek to achieve the objectives of our compensation program through the following five key compensation elements:

•	annual cash (i.e., base salary) ;

•	annual performance-based, non-equity incentive plan payments;

•	periodic grants of long-term, equity-based compensation, such as stock options, restricted stock units and/or restricted stock, which are subject to time-based vesting requirements;

•	benefit programs (e.g., health and welfare and retirement); and

•	executive retention agreements.

In making decisions with respect to any component of an NEO’s compensation, we consider the total compensation that may be awarded to the NEO, including the foregoing as well as post-termination compensation. Our goal is to award compensation that is reasonable when all elements of potential compensation are considered.

Setting 2008 Executive Compensation

When making compensation decisions with respect to each component of compensation, the Committee considers the competitive market for executives and also looks at the compensation of our CEO and the other NEOs relative to the compensation paid to similarly-situated executives at companies that we consider to be our peers. We believe, however, that a comparison to peer group compensation information should be one reference point for consideration, but not the determinative factor for setting our executives’ compensation. The purpose of the comparison is to augment and not to supplant the analyses of the relative pay among our NEOs and individual performance that we consider when making compensation decisions.

We refer to the current peer group of 16 similarly-sized media, market-research, and information-based business services companies considered by the Committee in 2008, collectively, as our “Compensation Peer Group.” With the assistance of its compensation consultant, the Committee reviews the composition of the Compensation Peer Group annually to ensure that such comparison companies are relevant and appropriate.

The Committee selected the Compensation Peer Group companies for 2008 based primarily on the following criteria:

•	U.S.-based public companies in Global Industry Classification System (GICS) Industry Code 254010 (Media) with similar business economics and pay models to Arbitron;

•	Include market research, advertising, and marketing companies;

•	Exclude broadcasting, satellite radio, content, print publishing, movie and entertainment companies, and communication-service providers (e.g., broadband and telephone);

•	Other market-research and information-based business-service companies from general industry with similar business economics and pay models to Arbitron;

•	Company revenue or market capitalization of approximately one-third to three times Arbitron:

•	Revenue range between $100 million to $1.1 billion or market-capitalization value between $100 million to $1.1 billion.

Our 2008 Compensation Peer Group consisted of the following companies:

ACXIOM Corporation	Catalina Marketing Corporation
CoStar Group, Inc.	FactSet Research System, Inc.
Fair Isaac Corporation	Forrester Research, Inc.
Gartner, Inc.	Harte-Hanks, Inc.
infoGROUP Inc.	Interactive Data Corporation
inVentive Health, Inc.	Morningstar, Inc.
Omniture, Inc.	The Corporate Executive Board Company
TeleTech Holdings, Inc.	TiVo, Inc.

In February 2009, the Committee deleted Catalina Marketing and TeleTech Holdings from the Compensation Peer Group because they no longer met the above criteria. Also in February 2009, the Committee added comScore, Inc., First Advantage Corporation, and Harris Interactive Inc. to the Compensation Peer Group. As of February 2009, our revenue and market capitalization were approximately between the 25th percentile and the median of the Compensation Peer Group.

Because comparative compensation information is just one of several analytic tools that the Committee uses in setting executive compensation, the Committee has discretion in determining the nature and extent of its use. Further, given the limitations associated with comparative pay information for setting individual executive compensation, the Committee may elect to not use the comparative compensation information at all in the course of making individual compensation decisions. Other factors considered when making individual executive compensation decisions are the individual’s contribution and performance, reporting structure, relative pay among executives, complexity, impact on financial results, importance of role and responsibilities, leadership, and professional growth potential. The Committee makes all executive compensation decisions after input from the CEO (except with regard to his own compensation) and review with the Committee’s independent consultant.

Base Salary

The purpose of base salary is to reflect job responsibility, experience, value to the Company and individual performance with respect to market competitiveness. During 2008, the minimum salary for Mr. Morris was specified in his employment agreement. The Committee determines the salaries for our other NEOs based on the following:

•	the nature and responsibility of the position and, to the extent available, salaries for persons in comparable positions at comparable companies;

•	the expertise, performance, and promotability of the individual executive;

•	the competitiveness of the market for the executive’s services; and

•	the recommendations of the CEO.

We compete with many larger companies for top executive talent. As such, we periodically review the base salary component in an attempt to ensure it is competitive with the market for such executive talent. However, recruiting, retaining, and recognizing performance of specific executives may result in some variation from this market review. Salaries are generally reviewed annually.

Base salary is the foundation of our executive compensation program and is designed to compensate executives for services rendered during the year. In setting base salaries, the Committee considers the importance of linking a high proportion of executive officers’ compensation to performance in the form of the annual non-equity incentive plan payment, which is tied to both Company performance measures and individual performance as well as long-term stock-based compensation, the grant value of which is tied to Company stock price performance and performance compared to the Compensation Peer Group, and which vests subject to continued employment.

Non-equity Incentive Plan Compensation

Our compensation program provides for annual cash incentive awards that are based on individual contributions. Our objective is to compensate executives based on the achievement of specific goals that we intend to correlate closely with growth of long-term stockholder value.

We design our annual non-equity incentive plan to reward executives for achieving corporate goals and provide significant upside for exceeding such goals. Early in the fiscal year, the Committee, working with our CEO, CFO, and the Committee’s independent consultant, sets overall performance goals for the Company. The annual non-equity incentive plan compensation for which our executives other than the CEO are eligible is equal to between 40% and 55% of salary at the “target” performance level for full achievement of the performance goals, and up to two times “target” for superior performance. The Committee has discretion to grant non-equity incentive payments in excess of the “superior” level of performance in order to reward actual performance that exceeds the “superior” level. If performance goals do not meet the “threshold” level of performance, no compensation will be awarded for the specific performance category; however, if performance goals are achieved at threshold levels, but not at target levels, the Committee has discretion to award non-equity incentive compensation in an amount between 50% of the target level and the target level, based on the Committee’s assessment of the value of the relevant performance. During 2008, pursuant to the terms of his employment agreement, the target annual non-equity incentive plan payment for Mr. Morris was equal to 75% of his base salary at the “target” performance level and 150% of his base salary at the “superior” performance level.

During 2008, we determined that corporate-wide continuous improvement of our electronic and Diary-based radio ratings services, including without limitation resumption of our delayed PPM commercialization program, represented our highest priorities for the year. Because these priorities required our executives to focus collaboratively on overall corporate initiatives, we determined that 2008 annual non-equity incentive payments for all NEOs should be based entirely on the achievement of corporate goals, subject to the Committee’s discretion to adjust payments based on the individual performance of the executives.

The Committee established 2008 Incentive Plan performance goals to provide for an annual cash payment that is performance linked based upon our diluted earnings per share (weighted 30%), revenue growth rate (excluding our discontinued Project Apollo initiative and the discontinued operations of our former CSW subsidiary in both 2007 and 2008) (weighted 10%), and commercialization of our Portable People Meter-based radio ratings service (weighted 60%). We selected the two financial targets, earnings per share and revenue, in order to motivate executives to achieve the Company’s overall financial objectives. We weighted these two financial targets, in the aggregate, at 40% of the total corporate goals to reflect the importance we place on the Company’s financial performance. Between the two financial targets, earnings per share is emphasized in order to focus executives’ attention on a financial measure that we believe aligns the interests of management with those of long-term stockholders and rewards management for creating value for such long-term stockholders. PPM commercialization was weighted at 60% overall, given the importance of commercialization of the service in driving stockholder value, particularly in light of the delay in commercialization of the service we had announced in November 2007.

The Committee ultimately exercises its discretion in assessing corporate performance under the plan. In evaluating performance, the Committee reviews performance against the goals utilizing a number of metrics and assigns a performance factor for each goal. If the Committee determines that actual performance for any goal fell below the threshold level, it assigns a performance factor of zero for that goal. While the Committee exercises its discretion in each case, there is a presumption with respect to each individual goal that performance (i) at the threshold level will result in a performance factor of .5, (ii) at the target level will result in a performance factor of 1.0, and (iii) performance at the superior level will result in a performance factor of 2.0. For performance either between threshold and target or between target and superior, the Committee uses its discretion to assign a performance factor generally utilizing the guidelines set forth above.

In determining the extent to which the financial performance or other goals are met or exceeded, the Committee exercises its business judgment whether to reflect or exclude the impact of extraordinary, unusual, or infrequently occurring events.

After determining a performance factor for each goal, the Committee multiplies the performance factor by the percentage weight it assigned to that goal for the year to determine an overall percentage assessment for corporate performance. This overall performance is then applied to each executive’s non-equity incentive potential for the year.

Notwithstanding its overall assessments of corporate performance against the goals, the Committee also has positive and negative discretion to authorize a greater or lesser amount to the extent it determines appropriate and in the best interests of the Company and its stockholders based upon its evaluation of a combination of other quantitative and qualitative considerations, including individual executive performance, stock price, and achievement of fundamental organizational change, as determined by the Committee in exercise of its business judgment.

The Committee also considered the recommendation of the CEO (for executive officers other than himself) in exercising its judgment. Following consideration of a variety of data regarding 2008 results, and following the guidelines set forth above, the Committee approved the following overall assessment of 2008 performance:

Earnings Per Share (weighted 30%)
Threshold	$1.30
Target	$1.38
Superior	$1.44

In February 2009, the Company reported 2008 diluted earnings per share of $1.37. The Committee determined that actual performance was 87.5% of the difference between Threshold and Target and assigned a performance factor of .875 for the EPS goal.

Revenue (weighted 10%)
Threshold	6.8%
Target	7.8%
Superior	8.8%

The Committee assessed revenue growth as 9.0%, slightly above the Superior target. Accordingly, the Committee assigned a performance factor of 2.0 for the revenue goal.

PPM Commercialization as of December 31, 2008 (weighted 60%)
Philadelphia, Houston-Galveston, and New York commercialized	Threshold
Above local markets, plus Los Angeles, Chicago, and Riverside-San Bernardino commercialized	Target
All markets, including San Francisco, Dallas-Ft. Worth, Atlanta, Washington, DC, and Detroit, commercialized pursuant to Company’s schedule	Superior

The Committee determined that the Company had commercialized all scheduled markets as of December 31, 2008 and, therefore, the objective criteria for assessing corporate performance at Superior had been satisfied. However, in light of a number of factors generally considered proprietary by the Company, including, but not limited to, our interactions with various governmental entities, the Committee exercised its negative discretion and assessed corporate performance against the PPM commercialization goal at the Target level and assigned a performance factor of 1.0 for the PPM commercialization goal.

		Performance		Overall
Corporate Performance	Assessment	Factor	X Weight =	Assessment

EPS	Between Threshold and Target	0.875	30	26.25
Revenue Growth	Superior	2.000	10	20.00
PPM Commercialization	Target	1.000	60	60.00

Total				106.25

Accordingly, the Committee approved an overall corporate assessment of 106.25% of target for the 2008 Non-Equity Incentive Plan. Following this overall assessment, and in view of individual executive performance during 2008, the Committee further exercised its discretion and directed the Company to adjust Mr. Charlebois’s non-equity incentive payment downward in consideration of a variety of factors including, among others, the overall performance of our PPM radio ratings service during 2008, adjust Mr. Creamer’s non-equity incentive payment upward in consideration of his individual performance during a difficult period for the Company, and adjust Mr. Smith’s non-equity incentive payment above superior in consideration of outstanding individual performance with regard to a number of extraordinary legal matters during the year. The Committee further delegated authority to the CEO to adjust the non-equity incentive payments of other non-NEO employees, as he deemed appropriate and in furtherance of the Committee’s findings on corporate performance. As a result of these determinations, the Company awarded 2008 non-equity incentive plan payments in the amounts set forth in the Summary Compensation Table.

Long-term Incentive Equity

The long-term incentive program provides a periodic award (typically annual) that is based on competitive grant guidelines and adjusted for individual contributions. The objectives of this program are to align compensation for NEOs over a multiyear period with the interests of stockholders by motivating and rewarding creation and preservation of long-term stockholder value. The level of long-term incentive compensation for each NEO is determined based on an evaluation of competitive factors in conjunction with total compensation provided to NEOs and the other goals of the compensation program described above. Committee meetings, at which grants are determined, are normally scheduled well in advance and are not scheduled with an eye to announcements of material information regarding the Company. The Committee has refrained from making equity grants at regularly scheduled meetings if the Company is in possession of material non-public information, and has deferred such grants until a subsequent meeting following disclosure by the Company of any material non-public information.

On March 3, 2008, the Committee approved grants of options and restricted stock units to executive officers, including the NEOs, as set forth in “— 2008 Grants of Plan-Based Awards” below. In 2007, the Company exclusively granted restricted stock units, and not options to NEOs, as had been the mix in prior years. In 2008, the Company returned to its prior practice and granted to NEOs a mix of stock option awards and restricted stock grants. These two vehicles reward stockholder value creation in slightly different ways. Stock options (which have exercise prices equal to the fair market value of the common stock on the date of grant) reward executives only if the stock price increases. Restricted stock is impacted by all stock price changes and, therefore, the value to NEOs is affected by both increases and decreases in stock price. The grants to NEOs, other than to Mr. Morris, were approximately equally weighted in value between restricted stock units and stock options. This mix of grant types was determined by the Committee to most effectively balance risk and reward for future stockholder value creation with ownership and retention objectives of the executive compensation program.

Restricted stock units granted to NEOs, except for Mr. Morris’s 2008 grant, vest in equal annual installments over the first four anniversaries of the grant date, based on continued employment. Except as provided in an Executive Retention Agreement, all unvested restricted stock units are forfeitable upon termination of employment, unless otherwise indicated in individual employment agreements. See “Potential Payments Upon Change in Control — Executive Retention Agreements” below for more information regarding these Executive Retention Agreements. The restricted stock units do not provide voting or dividend rights until the units are vested and converted into common stock. Option grants to named executive officers vest ratably over three years, beginning on the first anniversary of the date of grant and have a term of 10 years.

Mr. Morris’s 2008 grant of restricted stock units vests, subject to continued employment, in two equal installments beginning on December 31, 2008 and ending on December 31, 2009. On the vesting date of each annual installment, Mr. Morris will receive a number of shares of common stock representing 50% of that annual installment, rounded down to the next whole share, of the restricted stock units vesting on that date, with the number of remaining restricted stock units vesting on such date credited to Mr. Morris’s account as an equivalent number of deferred stock units. This vesting schedule was designed to balance annual pay delivery and future ownership.

In determining long-term incentive grants, the Committee considers other components of compensation paid by the Company, any contractual requirements, individual performance, market data on total compensation packages, the retentive effect of long-term incentive grants, recommendations of the Committee’s compensation consultant regarding the value of long-term incentive grants at targeted companies within the Compensation Peer Group, total stockholder return, share usage and stockholder dilution and, except in the case of the award to the CEO, the recommendations of the CEO.

Although it currently intends to do so during the second quarter, the Committee has not approved, and the Company has not made any equity grants to NEOs during 2009.

Benefits and Perquisites

We reimburse executive officers (and in the case of Mr. Morris only, his spouse) for the cost of an annual physical examination. During 2008, we also assisted NEOs with the payment of taxes associated with spousal travel to a single meeting. We have discontinued this practice during 2009. With these limited exceptions, our NEOs are provided with benefits and perquisites that are substantially the same as those offered to other employees of the Company.

Post-Termination Compensation

Retirement Plans

Mr. Morris participates in a defined benefit pension plan and a supplemental retirement plan, the Arbitron Benefit Equalization Plan (“BEP”), and Mr. Morris is the sole participant in the Supplemental Executive Retirement Plan (“SERP”). The amounts payable under such retirement plans to Mr. Morris are determined by the plans’ benefit formulas, which we describe in the section “Pension Benefits Table” below. The amount of benefits varies based upon the plan, the executive’s years of service with us and the executive’s compensation.

We offer a qualified 401(k) Plan to provide our employees tax-advantaged savings vehicles. We make matching contributions to the 401(k) Plan to encourage employees to save money for their retirement. This plan and our contributions to it enhance the range of benefits we offer to executives, encourage retirement savings in a cost and tax-efficient way, and further our ability to attract and retain employees.

Under the terms of the 401(k) Plan, employees may defer from 1% to 17% of their eligible earnings, and we make a matching contribution of 50% of before-tax employee contributions up to a maximum of 3% to 6% of eligible employee earnings. We may also make an additional discretionary matching contribution of 0% to 30% of before-tax employee contributions up to a maximum of 3% to 6% of eligible employee earnings (depending on the Company’s profitability). The 3% maximums referred to in the previous sentences relate to employees who are pension participants and the 6% maximums relate to employees who are not pension participants.

Our matching contributions to the 401(k) Plan for each NEO are set forth in the Summary Compensation Table below. See also “Summary of Cash and Certain Other compensation and Other Payments to the NEOs — 2008 Nonqualified Deferred Compensation — 401(k) Plan.”

Potential Payments Upon Termination or Change in Control

See “Potential Payments Upon Termination or Change in Control” below for a discussion of potential payments to be made under each contract, agreement, plan or arrangement that provides for payments to a NEO at, following, or in connection with any termination of employment including by resignation, retirement, disability or a constructive termination of a NEO, or our change in control or a change in the NEO’s responsibilities.

Employment Agreements

Morris Executive Transition Agreement

On December 30, 2008, we entered into an Executive Transition Agreement with Mr. Morris (the “Morris Agreement”). The Morris Agreement generally replaces and supersedes all prior agreements and undertakings between Mr. Morris and the Company with respect to Mr. Morris’s employment. Mr. Morris’s prior employment agreement, most recently amended as of July 3, 2006, had incented Mr. Morris to remain with the Company until December 31, 2009, as well as to manage a strategic/succession plan, including assisting the Board with the selection of his successor.

Pursuant to the terms and conditions of the Morris Agreement, Mr. Morris’s employment as President and Chief Executive Officer (collectively, “CEO”) of the Company would continue until the earlier to occur of December 31, 2009 or the Board’s approval and appointment of a successor as Chief Executive Officer of the Company. After the appointment of such a successor, Mr. Morris will remain an employee of the Company and be available to provide transition assistance, consultation, and advice through December 31, 2009 and will serve, for such time as the Board chooses, as Chairman of the Board. Mr. Morris will not be required to provide consulting services after December 31, 2009. As noted, Mr. Morris is not standing for reelection to the Board at the Annual Meeting, and as such will no longer serve as Chairman of the Board following the Annual Meeting.

Salary and Bonus or Incentive Compensation

We will pay Mr. Morris a base salary at the rate of $57,240 per month for each month of 2009 prior to and including the month in which the Board appoints a successor as our Chief Executive Officer and at a reduced rate of $11,250 per month thereafter. As specified below, the Board appointed Michael P. Skarzynski as our President and Chief Executive Officer on January 12, 2009. Accordingly, beginning in February 2009 we will pay Mr. Morris a base salary at the rate of $11,250 per month through December 31, 2009. Bonus or incentive compensation will be at the sole discretion of the Committee, but the Agreement contemplates that Mr. Morris will be eligible for a bonus equal to 75% of his Blended Base Salary for 2009. For purposes of the Morris Agreement, “Blended Base Salary” means a blended rate of base salary determined using the higher base salary applicable to January and the remainder of 2009 at the lower rate.

Equity Grant

Subject to approval by the Committee, we will grant Mr. Morris in 2009 a restricted stock award covering 43,333 shares of common stock. The restricted stock award will vest in full on December 31, 2009, provided that Mr. Morris remains on the Board or in the continuous employ or service of the Company as of such date. Upon vesting, we will issue the restricted stock award in the form of shares of Common Stock as to 50% of the number of shares covered by the award and DSU as to 50% of the number of shares of Common Stock covered by the award, which DSUs are convertible into shares of Common Stock after termination of Mr. Morris’s employment. Pursuant to the Morris Agreement, Mr. Morris confirms his earlier waiver of any right to accelerate the vesting of any outstanding restricted stock award or any outstanding stock option upon his retirement, and his agreement not to sell, transfer or otherwise dispose of more than 25% of the aggregate number of shares of Common Stock covered by his restricted stock awards during any consecutive 12-month period.

Benefits

Mr. Morris will be entitled to participate during 2009 in any of our benefit plans that cover him and provide for participation based on his level of continuing services. If medical coverage ceases under the terms of our plan, Mr. Morris will be entitled to obtain continuation coverage for the lesser of the period for which he is entitled to such coverage and 18 months, at his own expense. We will provide Mr. Morris and his spouse with an annual physical examination in 2009, even if his services as CEO have already ceased.

Payments Upon Termination

Consistent with his prior employment agreement, Mr. Morris will be entitled to a supplemental retirement benefit following his separation from service with the Company for any reason, other than breach of the Morris Agreement or termination for cause, as defined in the Morris Agreement. In consideration for his service as required in the transition to a new Chief Executive Officer and as Chairman of the Board during all or part of 2009, and assuming his employment is not terminated for cause, as defined in the Agreement, we will pay Mr. Morris or his estate, on July 10, 2010 (or such later date as required by Section 409A), a lump sum cash payment equal to $1,018,888, reduced by any required tax withholdings. See “Potential Payments Upon Change in Control — Morris Agreement” below for a discussion of potential compensation payable to Mr. Morris under the Morris Agreement upon the termination of his employment.

Non-Competition, Non-Recruitment, and Non-Disparagement

The Morris Agreement contains provisions pursuant to which Mr. Morris has agreed that, while employed by us or a member of the Board and for a period of 12 months thereafter (the “Restrictive Period”), he will not directly or indirectly, subject to certain de minimis exceptions involving the ownership of publicly traded securities, compete with any part of our business. Mr. Morris has agreed during the Restrictive Period not to initiate or actively participate in any other employer’s recruitment or hiring of our employees. Mr. Morris has also agreed to non-disparagement provisions.

Tax Reimbursement

If payments to Mr. Morris under the Morris Agreement would result in imposition of an excise tax (a “parachute tax”) under Section 4999 of the Code, Mr. Morris will also be entitled to be paid an amount to compensate for the imposition of the tax. The payment will be in an amount such that after payment of all taxes, income and excise, Mr. Morris will be in the same after-tax position as if no parachute tax under the Code had been imposed.

Executive Retention Agreements

In August 2008, we entered into Executive Retention Agreements with members of our senior executive management, including each of our NEOs other than Mr. Morris that provide for severance payments under some circumstances, including termination without cause or resignation as a result of position diminishment following a change in control or leadership change, and for accelerated vesting with respect to stock options and restricted stock grants upon a change in control. These agreements have a fixed five-year term and replace prior executive retention agreements, which otherwise would have remained in place indefinitely. We entered into the Executive Retention Agreements because we do not want our executives distracted by a rumored or actual change in control of the Company. Further, if a change in control should occur, we want our executives to be focused on the business of the organization and the interests of stockholders. In addition, we believe it is important that our executives should react neutrally to a potential change in control and not be influenced by personal financial concerns. We also entered into these agreements to incent our executives to remain employed with the Company to provide continuity and assist in the transition process to a new Chief Executive Officer during 2009. We believe our Retention Agreements assist us in retaining our executive talent. In April 2009, our continuing NEOs and certain of our other non-NEO executive officers entered into Waiver and Amendment of Executive Retention Agreements eliminating the leadership change provisions. The material terms of the Executive Retention Agreements are discussed in the section “Potential Payments Upon Change in Control — Executive Retention Agreements” below.

2009 Developments

In this section, we discuss significant compensation-related developments that have occurred since December 31, 2008.

Effective as of January 12, 2009, upon the appointment of his successor, Mr. Morris transitioned from his position as our President and Chief Executive Officer to become an advisor to the Board. Pursuant to the terms and conditions of the Morris Agreement, Mr. Morris will remain an employee of the Company and be available to provide transition assistance, consultation, and advice through December 31, 2009 and will serve until the Annual Meeting as Chairman of the Board. Also, effective January 12, 2009, the Board appointed Michael P. Skarzynski as our President and Chief Executive Officer. On January 21, 2009, the Board elected Mr. Skarzynski as a director for a term ending at the Annual Meeting.

In connection with a strategic review of our operations, effective as of February 24, 2009, the positions of President, Sales and Marketing and President, Technology, Research and Development of the Company have been eliminated and certain other executive positions have been restructured.

The employment of each of Owen Charlebois, formerly President, Technology, Research and Development, Linda Dupree, formerly Executive Vice President, Multimedia, and Kathleen Ross, formerly Executive Vice President and Chief Administrative Officer terminated in March 2009. Each of these former employees will be entitled to receive severance compensation pursuant to the terms of their Executive Retention Agreements with us.

On March 30, 2009, we announced the appointment of Alton L. Adams as Executive Vice President, Chief Marketing Officer, and Dr. Robert F. Henrick as Executive Vice President, Customer Solutions. See below for a discussion of the Executive Employment Agreements between us and Messrs. Adams and Henrick.

Skarzynski Executive Employment Agreement

On January 7, 2009, the Company and Mr. Skarzynski entered into an Executive Employment Agreement, effective as of January 12, 2009 (the “Skarzynski Agreement”) covering Mr. Skarzynski’s employment as our President and Chief Executive Officer. For so long as Mr. Skarzynski remains our Chief Executive Officer, the Board intends to nominate him to the Board, and if elected by our stockholders, Mr. Skarzynski will serve as a member of the Board without additional consideration while employed.

Salary and Bonus or Incentive Compensation

Pursuant to the terms and conditions of the Agreement, we will pay Mr. Skarzynski an annual base salary of $500,000 and Mr. Skarzynski will be eligible to receive an annual incentive bonus equal to 100% of his annual base salary upon meeting applicable performance criteria set by the Committee. For performance exceeding such applicable performance criteria, the annual incentive bonus will be increased to an amount in excess of the target bonus up to a maximum of 200% of annual base salary, at the sole discretion of the Committee. We will pay an annual bonus in the minimum amount of $250,000 for 2009, provided that Mr. Skarzynski is an employee in good standing on December 31, 2009. The Committee will review the base salary no less frequently than annually. If increased, the increased base salary will become the base salary for all purposes under the Agreement.

Equity Grant

Pursuant to the Skarzynski Agreement and upon approval of the Committee, we have granted to Mr. Skarzynski an option to purchase 324,504 shares of our common stock and 81,539 restricted stock units. Approximately one half of this equity grant represents the Inducement Grant under the Skarzynski Agreement and approximately one half of this equity grant represents the First Year Grant under the Skarzynski Agreement. These grants were made under our 1999 Stock Incentive Plan and our 2008 Equity Compensation Plan, as determined by the Committee. Assuming continued employment, the stock options under the Inducement Grant and the First Year Grant will vest in equal amounts on an annual basis over a three-year period following the date of grant (beginning with one-third on the first anniversary), and otherwise will contain substantially the same terms and conditions as the Company’s standard form of nonqualified stock option agreement adopted for use under the applicable Stock Plan. Assuming continued employment, the restricted stock units under the Inducement and First Year Grants will vest in equal amounts over a four-year period following the date of grant (beginning with 25% on the first anniversary) and otherwise will contain the same terms and conditions as the Company’s standard form of restricted stock unit agreement adopted for use under the applicable Stock Plan.

The Committee, at its sole discretion, will consider the grant of future compensatory stock awards to Mr. Skarzynski no less frequently than annually.

Benefits

Mr. Skarzynski will, to the extent eligible, be entitled to participate at a level commensurate with his position in all employee welfare, benefit, and retirement plans and programs we provide to our executives in accordance with our policies. Mr. Skarzynski will work at our offices in Columbia, Maryland. Providing that Mr. Skarzynski relocates to a primary residence in proximity to Columbia, Maryland, we will reimburse him for relocation expenses and temporary living expenses up to a maximum of $300,000. If Mr. Skarzynski’s employment ends before December 31, 2010 as a result of resignation or termination for Cause (as defined in the Agreement), Mr. Skarzynski will repay a pro rata portion of the relocation expenses to us. We will also pay Mr. Skarzynski an annual allowance of $10,000 for tax preparation and financial planning.

Potential Payments Upon Early Termination

See “Potential Payments Upon Change in Control — Executive Retention Agreements — Skarzynski Executive Employment Agreement” below for a discussion of potential compensation payable to Mr. Skarzynski under the Skarzynski Agreement upon the termination of his employment.

Non-Competition, Non-Recruitment, and Non-Disparagement

The Skarzynski Agreement contains provisions pursuant to which Mr. Skarzynski has agreed that, while employed and for the longest of 12 months following termination for any reason not involving termination by us without Cause, 18 months following termination by us without Cause, and 24 months following termination by us without Cause within 12 months after a Change in Control, he will not directly or indirectly, subject to certain de minimis exceptions involving the ownership of publicly traded securities, compete with any part of our business. Mr. Skarzynski has agreed during employment and for 12 months thereafter not to initiate or actively participate in any other employer’s recruitment or hiring of our employees. The Skarzynski Agreement also contains mutual non-disparagement provisions.

Adams Executive Employment Agreement

The Company and Mr. Adams have entered into an Executive Employment Agreement, effective as of March 30, 2009 (the “Adams Agreement”) covering Mr. Adams employment as Executive Vice President, Chief Marketing Officer of the Company.

Salary and Incentive Compensation

Pursuant to the terms and conditions of the Adams Agreement, we will pay Mr. Adams an annual base salary of $400,000 and Mr. Adams will be eligible to receive an annual incentive bonus equal to 50% of his annual base salary upon meeting applicable performance criteria set by the Committee. For performance exceeding such applicable performance criteria, the annual incentive bonus will be increased to an amount in excess of the target bonus up to a maximum of 150% of annual base salary, at the sole discretion of the Committee. The Committee will review the base salary no less frequently than annually. If increased, the increased base salary will become the base salary for all purposes under the Adams Agreement.

Equity Grant

Subject to approval by the Committee, we will grant to Mr. Adams an equity award to be valued at $1,600,000 on the date of grant, with the award divided by value into 75% stock options and 25% restricted stock units, each with respect to our Common Stock (where the value for the options is determined using the Company’s standard Black-Scholes assumptions applied as of the date of grant and where the value for the restricted stock units is determined by dividing the target value for the restricted stock units by the fair market value of the Common Stock on the grant date) (the “Adams Inducement Grant”). Assuming continued employment, the stock options under the Adams Inducement Grant will vest in equal amounts on an annual basis over a three-year period following the date of grant (beginning with one-third on the first anniversary), and otherwise will contain substantially the same terms and conditions as our standard form of nonqualified stock option agreement adopted for use under its stock plans. Assuming continued employment, the restricted stock units under the Adams Inducement Grant will vest in equal amounts over a four-year period following the date of grant (beginning with one quarter on the first anniversary) and otherwise will contain the same terms and conditions as our standard form of restricted stock unit agreement adopted under its stock plans.

The Committee, at its sole discretion, will consider the grant of future compensatory equity awards to Mr. Adams.

Benefits

Mr. Adams will, to the extent eligible, be entitled to participate at a level commensurate with his position in all employee welfare, benefit, and retirement plans and programs that we provide to our executives in accordance with our policies. Mr. Adams will work at our Columbia, Maryland headquarters. Providing that Mr. Adams relocates to a primary residence in proximity to Columbia, Maryland, the company will reimburse Mr. Adams for qualified relocation expenses and temporary living expenses incurred during 2009 up to a maximum of $200,000. If Mr. Adams’s employment ends before December 31, 2010 as a result of resignation or termination for Cause (as defined in the Adams Agreement), Mr. Adams will repay a pro rata portion of the relocation expenses to the Company.

Potential Payments Upon Early Termination

See “Potential Payments Upon Change in Control — Executive Retention Agreements — Adams Executive Employment Agreement” below for a discussion of potential compensation payable to Mr. Adams under the Adams Agreement upon the termination of his employment.

Non-Competition, Non-Recruitment, and Non-Disparagement

The Adams Agreement contains provisions pursuant to which Mr. Adams has agreed that, while employed and for the longest of (i) 12 months following termination for any reason not involving termination by us without Cause, (ii) 18 months following termination by us without Cause or following a resignation for Position Diminishment, and (iii) 24 months following termination by us without Cause or a resignation as a result of a Position Diminishment within 12 months after a Change in Control, he will not directly or indirectly, subject to certain de minimis exceptions involving the ownership of publicly traded securities, compete with any part of the Company’s business. Mr. Adams has agreed during employment and for 12 months thereafter not to initiate or actively participate in any other employer’s recruitment or hiring of our employees. Mr. Adams has also agreed to non-disparagement provisions.

Henrick Executive Employment Agreement

The Company and Mr. Henrick have entered into an Executive Employment Agreement, effective as of March 30, 2009 (the “Henrick Agreement”) covering Mr. Henrick’s employment as Executive Vice President, Customer Solutions of the Company.

Salary and Incentive Compensation

Pursuant to the terms and conditions of the Henrick Agreement, we will pay Mr. Henrick an annual base salary of $375,000 and Mr. Henrick will be eligible to receive an annual incentive bonus equal to 50% of his annual base salary upon meeting applicable performance criteria set by the Committee. For performance exceeding such applicable performance criteria, the annual incentive bonus will be increased to an amount in excess of the target bonus up to a maximum of 150% of annual base salary, at the sole discretion of the Committee. The Committee will review the base salary no less frequently than annually. If increased, the increased base salary will become the base salary for all purposes under the Henrick Agreement.

Equity Grant

Subject to approval by the Committee, we will grant to Mr. Henrick an equity award to be valued at $1,300,000 on the date of grant, with the award divided by value into 75% stock options and 25% restricted stock units, each with respect to the Common Stock (where the value for the options is determined using the our standard Black-Scholes assumptions applied as of the date of grant and where the value for the restricted stock units is determined by dividing the target value for the restricted stock units by the fair market value of the Common Stock on the grant date) (the “Henrick Inducement Grant”). Assuming continued employment, the stock options under the Henrick Inducement Grant will vest in equal amounts on an annual basis over a three-year period following the date of grant (beginning with one-third on the first anniversary), and otherwise will contain substantially the same terms and conditions as our standard form of nonqualified stock option agreement adopted for use under its stock plans. Assuming continued employment, the restricted stock units under the Henrick Inducement Grant will vest in equal amounts over a four-year period following the date of grant (beginning with 25% on the first anniversary) and otherwise will contain the same terms and conditions as our standard form of restricted stock unit agreement adopted under its stock plans.

The Committee, at its sole discretion, will consider the grant of future compensatory equity awards to Mr. Henrick.

Benefits

Mr. Henrick will, to the extent eligible, be entitled to participate at a level commensurate with his position in all employee welfare, benefit, and retirement plans and programs we provide to our executives in accordance with our policies. Mr. Henrick will work at our Columbia, Maryland headquarters.

Potential Payments Upon Early Termination

See “Potential Payments Upon Change in Control — Executive Retention Agreements — Henrick Executive Employment Agreement” below for a discussion of potential compensation payable to Mr. Henrick under the Henrick Agreement upon the termination of his employment.

Non-Competition, Non-Recruitment, and Non-Disparagement

The Henrick Agreement contains provisions pursuant to which Mr. Henrick has agreed that, while employed and for the longest of (i) 12 months following termination for any reason not involving termination by us without Cause, (ii) 18 months following termination by us without Cause or following a resignation for Position Diminishment, and (iii) 24 months following termination by us without Cause or a resignation as a result of a Position Diminishment within 12 months after a Change in Control, he will not directly or indirectly, subject to certain de minimis exceptions involving the ownership of publicly traded securities, compete with any part of the Company’s business. Mr. Henrick has agreed during employment and for 12 months thereafter not to initiate or actively participate in any other employer’s recruitment or hiring of our employees. Mr. Henrick has also agreed to non-disparagement provisions.

Stock Ownership Guidelines

During 2004, the Committee recommended and the Board established stock ownership requirements for our executive officers. These officers are expected, over time, to acquire and hold Company stock (including restricted stock units) equal in value to at least the following:

•	CEO — three times annual salary;

•	CFO — two times annual salary; and

•	Other executive officers — one time annual salary.

These guidelines are expected to be achieved within three years of becoming an executive officer, and include owned shares of common stock, restricted shares, and restricted stock units or DSUs that only can be settled in common stock. However, no outstanding unexercised stock options are taken into account for purposes of satisfying these guidelines. The purpose of stock ownership requirements is to more closely align our key executives’ interests with our stockholders. As of mid-2008, all NEOs who had been in their positions for more than three years had either satisfied or exceeded the applicable stock ownership guideline. Since mid-2008, the fair market value of our Common Stock has declined. The Board will consider during 2009 whether any changes to our stock ownership guidelines for directors and executives are necessary or appropriate.

Role of Management

The role of our management is to provide reviews and recommendations for the Committee’s consideration, and to manage our executive compensation programs, policies, and governance. Direct responsibilities include the following:

•	Providing an ongoing review of the effectiveness of the compensation programs, including competitiveness and alignment with our objectives;

•	Providing an assessment of our performance relative to corporate, business unit, and individual performance targets;

•	Recommending changes, if necessary to ensure achievement of all program objectives; and

•	Recommending pay levels, payout and/or awards for executive officers other than the CEO.

Compliance with Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), disallows any tax deductions for compensation exceeding $1 million and paid in a taxable year to any NEO other than the CFO, all of whom are “covered employees” under Section 162(m). However, certain performance-based compensation, determined under pre-established objective performance goals, can be deducted even in excess of the $1 million limit. The Committee considers the potential impact of Section 162(m) as one factor to be taken into account in setting total compensation and its component elements. However, the Committee believes that it must retain flexibility, in observing its overall compensation philosophy and objectives, to structure total compensation to include components, such as service-vesting restricted stock units, that would not be treated as performance-based compensation under the Section, both in order to attract and retain top talent and to appropriately gauge the performance of executives. Achieving the desired flexibility in the design and delivery of total compensation, therefore, may result in some compensation not being deductible for federal income tax purposes. In this regard, approximately $21,000 of Mr. Morris’s compensation in 2008 was not deductible for federal income tax purposes.

REPORT OF THE COMPENSATION AND HUMAN RESOURCES COMMITTEE

The Compensation and Human Resources Committee reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on such review and discussion, the Compensation and Human Resources Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the Securities and Exchange Commission.

Submitted by the Compensation and
Human Resources Committee of the
Board of Directors

William T. Kerr, Chair
Philip Guarascio
Larry E. Kittelberger
Luis G. Nogales

Summary of Cash and Certain Other Compensation and Other Payments to the NEOs

2008 Summary Compensation Table

The following table provides information concerning the compensation of our NEOs for our most recently completed fiscal year.

In the column “Salary,” we disclose the amount of base salary paid to the NEO during the fiscal year.

In the columns “Stock Awards” and “Option Awards,” SEC regulations require us to disclose the dollar amount of the award of stock or options recognized for financial statement reporting purposes in accordance with SFAS No. 123R, disregarding any estimate of forfeitures relating to service-based vesting conditions applicable to that award. For restricted stock, the SFAS No. 123R fair value per share is equal to the closing price of our stock on the date of grant. Except with respect to Mr. Morris, restricted stock awards typically vest in four equal annual installments beginning on the first anniversary of the date of grant. Awards are conditioned on the participant’s continued employment with Arbitron, but may have additional restrictions. We recognize such expense ratably over the vesting period. For stock options, the SFAS No. 123R fair value per share is based on certain assumptions, which we explain in note 15 to the consolidated financial statements contained in our Annual Report on Form 10-K. We recognize such expense ratably over the vesting period. The amounts shown in the 2008 Summary Compensation Table also include a ratable portion of each grant we made in prior years to the extent a portion of the vesting period occurred in 2008. Please also refer to the second table in this Proxy Statement, “Summary of Cash and Certain Other Compensation and Other Payments to the NEOs — 2008 Grants of Plan-Based Awards.” In the column “Non-equity Incentive Plan Compensation,” we disclose the dollar value of all earnings for services performed during the fiscal year pursuant to awards under non-equity incentive plans.

In the column “Change in Pension Value and Nonqualified Deferred Compensation Earnings,” we disclose the sum of the dollar value of (1) the aggregate change in the actuarial present value of the NEO’s accumulated benefit under all defined benefit and actuarial pension plans (including supplemental plans) in 2008; and (2) any above-market or preferential earnings on nonqualified deferred compensation, including on nonqualified defined contribution plans.

In the column “All other compensation,” we disclose the sum of the dollar value of:

•	perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is less than $10,000;

•	profit sharing;

•	all “gross-ups” or other amounts reimbursed during the fiscal year for the payment of taxes; and

•	our contributions to vested and unvested defined contribution plans.

2008 Summary Compensation Table

						Change in
						Pension
						Value and
						Nonqualified
					Non-equity	Deferred
			Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Awards	Awards	Compensation	Earnings	Compensation
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)	($)(4)	($)(3)	Total ($)

Stephen B. Morris*	2008	679,016	2,053,169	31,631	542,084	561,937	21,404	3,889,241
Chairman and formerly	2007	645,766	1,138,748	385,162	189,805	389,921	9,921	2,759,323
President and Chief Executive Officer	2006	593,208	471,420	972,226	642,889	371,768	35,657	3,087,168
Sean R. Creamer	2008	400,846	420,755	183,649	334,592	0	15,534	1,355,376
Executive Vice	2007	399,461	306,610	61,769	75,566	0	10,427	853,833
President and Chief Financial Officer	2006	350,000	163,216	51,615	252,875	0	27,721	845,427
Pierre C. Bouvard	2008	369,942	381,432	261,248	216,505	0	12,695	1,241,822
Executive Vice	2007	355,159	275,815	296,331	159,637	0	12,669	1,099,611
President, Sales	2006	326,968	94,697	506,435	208,585	0	29,978	1,166,663
Owen Charlebois**	2008	394,144	381,432	266,115	161,468	0	14,303	1,217,462
Formerly President of	2007	379,461	275,815	357,217	81,607	0	10,427	1,104,527
Technology, Research & Development	2006	350,633	94,697	660,832	274,242	0	25,250	1,405,654
Timothy T. Smith***	2008	313,200	247,152	92,084	349,971	0	8,205	1,010,612
Executive Vice President and Chief Legal Officer, Legal and Business Affairs

*	Mr. Morris resigned as President and Chief Executive Officer effective January 12, 2009.

**	Mr. Charlebois’s employment terminated effective March 22, 2009.

***	Mr. Smith was not a Named Executive Officer of the Company during 2007 or 2006.

(1)	Consists of the aggregate dollar amount recognized for financial statement reporting purposes for compensation expense incurred by the Company in the years presented in accordance with SFAS No. 123R (disregarding any estimate of forfeitures relating to service-based vesting conditions applicable to that award), with respect to restricted stock and restricted stock unit awards for each NEO, to the extent a portion of the vesting period occurred in the years presented. Please refer to note 15 of the notes to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2008, for a discussion of the assumptions related to the calculation of such value.

(2)	Consists of the aggregate dollar amount recognized for financial statement reporting purposes for compensation expense incurred by the Company in the years presented in accordance with SFAS No. 123R (disregarding any estimate of forfeitures relating to service-based vesting conditions applicable to that award), with respect to stock options granted in 2008, 2007 and 2006 to the extent a portion of the vesting period occurred in the years presented. Please refer to note 15 of the notes to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2008 for a discussion of the assumptions related to the calculation of such value.

(3)	The amounts shown as all other compensation for 2008 consist of the following:

		Physical
	401(k) Match	Examination	Tax Gross-up	Profit Sharing	Total
	($)	($)	($)	($)	($)

Stephen B. Morris	4,187	14,465	1,752	1,000	21,404
Sean R. Creamer	7,768	4,713	2,053	1,000	15,534
Pierre C. Bouvard	7,739	2,368	1,588	1.000	12,695
Owen Charlebois	7,808	5,495	0	1,000	14,303
Timothy T. Smith	7,205	0	0	1,000	8,205

(4)	In accordance with SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, the Company has moved its pension accounting disclosure to December 31. The change in pension value will be prorated from a 15-month period to a 12-month period for consistency with other periods.

2008 Grants of Plan-Based Awards

In this table, we provide information concerning each grant of an award made to a NEO in the most recently completed fiscal year under any plan. In the fourth column, we report the number of restricted stock units granted in the fiscal year. In the fifth column, we report the aggregate SFAS No. 123R value of all awards made in 2008; in contrast to how we present amounts in the Summary Compensation Table, we report such figures here without apportioning such amount over the service or vesting period. In all cases, the grant date fair value was equal to the closing market price of our common stock on the grant date, which was the date on which the Compensation and Human Resources Committee approved the grant, which price we report in the sixth column.

2008 Grants Of Plan-Based Awards

						All Other	All Other
						Stock	Option
						Awards:	Awards;	Grant Date	Closing
	Estimated Possible Payouts Under					Number of	Number of	Fair Value	Market
	Non-Equity Incentive Plan Awards					Shares of	Securities	of Stock	Price on
	Threshold	Target	Maximum	Grant		Stock or	Underlying	and Option	Date of
Name	($)(4)	($)(4)	($)(4)	Date	Award Type	Units (#)	Options (#)	Awards ($)	Grant ($)

Stephen B. Morris	254,631	509,262	1,018,524	3/3/2008	Restricted Stock Units(1)	43,333	—	1,818,253	41.96
Sean R. Creamer	110,233	220,465	440,931	3/3/2008	Restricted Stock Units(2)	10,486	—	439,993	41.96
				3/3/2008	Stock Options(3)	—	39,146	439,848	41.96
Pierre C. Bouvard	101,734	203,468	406,936	3/3/2008	Restricted Stock Units(2)	9,009	—	378,018	41.96
				3/3/2008	Stock Options(3)	—	33,630	377,870	41.96
Owen Charlebois	108,390	216,779	433,558	3/3/2008	Restricted Stock Units(2)	9,009	—	378,018	41.96
				3/3/2008	Stock Options(3)	—	33,630	377,870	41.96
Timothy T. Smith	70,470	140,940	281,880	3/3/2008	Restricted Stock Units(2)	5,255	—	220,500	41.96
				3/3/2008	Stock Options(3)	—	29,617	332,780	41.96

(1)	Granted under the Arbitron 1999 Stock Incentive Plan. The restricted stock units granted in 2008 to Mr. Morris vest in two equal annual installments on December 31, 2008 and December 31, 2009, subject to continued employment (with limited exceptions for termination of employment due to death, disability and change in control). On the vesting date of each annual installment, Mr. Morris will receive a number of shares of common stock representing 50% of that annual installment, rounded down to the next whole share, of the restricted stock units vesting on that date, with the number of remaining restricted stock units vesting on such date credited to Mr. Morris’s account as an equivalent number of deferred stock units.

(2)	Granted under the Arbitron 1999 Stock Incentive Plan. The restricted stock units granted in 2008 to NEOs other than Mr. Morris vest in equal annual installments over four years beginning on the first anniversary of the date of grant, subject to continued employment (with limited exceptions for termination of employment due to death, disability and change in control).

(3)	Granted under the Arbitron 1999 Stock Incentive Plan. The stock options granted in 2008 to NEOs have a 10-year term and vest ratably over three years, subject to continued employment (with limited exceptions for termination of employment due to death, disability, and change in control).

(4)	We report the amounts actually paid during 2008 in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table, above.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options and stock that has not vested outstanding as of the end of our most recently completed fiscal year for each NEO. Each outstanding award is represented by a separate row, which indicates the number of securities underlying the award, including awards that have been transferred other than for value (if any).

For option awards, the table discloses the number of shares underlying both exercisable and unexercisable options, as well as the exercise price and the expiration date. For stock awards, the table provides the total number of shares of stock that have not vested and the aggregate market value of shares of stock that have not vested.

We computed the market value of stock awards by multiplying the closing market price of our stock at the end of the most recently completed fiscal year by the number of shares or units of stock.

Outstanding Equity Awards At Fiscal Year-End 2008

	Option Awards				Stock Awards
							Market
	Number of	Number of			Number of		Value of
	Securities	Securities			Shares or		Shares or
	Underlying	Underlying			Units of		Units of
	Unexercised	Unexercised	Option		Stock That		Stock That
	Options	Options	Exercise	Option	Have Not		Have Not
	(#)	(#)	Price	Expiration	Vested		Vested
Name	Exercisable	Unexercisable(1)	($)	Date	(#)		($)

Stephen B. Morris	7,282	—	23.91	10/20/2009	—		—
	120,000	—	38.26	08/19/2014	—		—
	130,000	—	41.05	02/23/2015	—		—
					85,856	(2)	1,140,161
Sean R. Creamer	20,000	—	40.90	09/15/2015	—		—
	10,000	5,000	38.88	03/01/2016	—		—
	—	39,146	41.96	03/03/2018	—		—
					28,486	(3)	378,294
Pierre C. Bouvard	13,340	—	38.26	08/19/2014	—		—
	32,466	—	41.05	02/23/2015	—		—
	11,667	11,666	38.88	03/01/2016	—		—
	—	33,630	41.96	03/03/2018	—		—
					27,142	(4)	360,446
Owen Charlebois	30,000	—	38.26	08/19/2014	—		—
	70,000	—	41.05	02/23/2015	—		—
	23,334	11,666	38.88	03/01/2016	—		—
	—	33,630	41.96	03/03/2018	—		—
					27,142	(4)	360,446
Timothy T. Smith	—	29,617	41.96	03/03/2018	—		—
					16,597	(4)	220,408

(1)	Vesting dates of unvested option awards are as follows: Mr. Creamer — 5,000 on 3/1/09, 13,049 on 3/3/09, 13,049 on 3/3/10, and 13,048 on 3/3/11; and ; Mr. Bouvard — 11,666 on 3/1/09, 11,210 on 3/3/09, 11,210

on 3/3/10, and 11,210 on 3/3/11; Mr. Charlebois — 11,666 on 3/1/09, 11,210 on 3/3/09, 11,210 on 3/3/10, and 11,210 on 3/3/11; and Mr. Smith — 9,873 on 3/3/09, 9,872 on 3/3/10, and 9,872 on 3/3/11.

(2)	Pursuant to his employment agreement, Mr. Morris was granted 48,500 shares of restricted stock on 3/1/06, which vest in four equal annual installments beginning on 12/31/06, subject to continued employment. On 3/31/06, Mr. Morris elected to receive 50% of the shares that vest on each of 12/31/07, 12/31/08 and 12/31/09 in the form of DSUs. Mr. Morris’s 2007 grant of 43,333 restricted stock units vests in three equal annual installments beginning on 12/31/07 and Mr. Morris’s 2008 grant of 43,333 restricted stock units vests in two equal annual installments beginning on 12/31/08. On the vesting date of each annual installment, Mr. Morris will receive a number of shares of common stock representing 50% of that annual installment, rounded down to the next whole share, of the restricted stock units vesting on that date, with the number of remaining restricted stock units vesting on such date credited to Mr. Morris’s account as an equivalent number of deferred stock units. Accordingly, Mr. Morris will receive an aggregate number of shares on each vest date as follows: (i) an aggregate of 13,285 shares become vested on 12/31/07, a portion of which is applicable to each of the 2006 and 2007 grants; an aggregate of 24,118 shares become vested on 12/31/08 and 12/31/09, a portion of which is applicable to each of the 2006, 2007, and 2008 grants; and (ii) Mr. Morris’s account is credited with an aggregate of 13,285 shares that become vested on 12/31/07, a portion of which is applicable to each of the 2006 and 2007 grants; an aggregate of 24,117 shares that become vested on 12/31/08, a portion of which is applicable to each of the 2006, 2007, and 2008 grants; and an aggregate of 24,119 shares that become vested on 12/31/09, a portion of which is applicable to each of the 2006, 2007, and 2008 grants.

(3)	Vesting dates of unvested shares of restricted stock and restricted stock units for Mr. Creamer are as follows: 250 shares on the 15th of each month through 9/15/10, 3,417 on 2/20/09, 1,250 on 3/1/09, 2,622 on 3/3/09, 3,417 on 2/20/10, 1,250 on 3/1/10, 2,622 on 3/3/10, 3,416 on 2/20/11, 2,621 on 3/3/11, and 2,621 on 3/3/12.

(4)	Vesting dates of unvested shares of restricted stock and restricted stock units are as follows: Mr. Bouvard and Mr. Charlebois — 4,100 on 2/20/09, 2,917 on 3/1/09, 2,253 on 3/3/09, 4,100 on 2/20/10, 2,916 on 3/1/10, 2,252 on 3/3/10, 4,100 in 2/20/11, 2,252 on 3/3/11, and 2,252 on 3/3/12; and Mr. Smith — 208 shares on the 1st of each month, except for February, May, August, and November, through 7/1/10; 209 shares on the 1st of February, May, August, and November through 8/1/10; 2,392 on 2/20/09, 1,314 on 3/3/09, 2,392 on 2/20/10, 1,314 on 3/3/10, 2,391 on 2/20/11, 1,314 on 3/3/11 and 1,314 on 3/3/12. Mr. Charlebois employment ended on March 22, 2009. Accordingly, he will forfeit any outstanding equity awards that are scheduled to vest subsequent to that date.

Option Exercises and Stock Vested

The following table provides information concerning exercises of stock options and similar instruments, and vesting of restricted stock and similar instruments, during the most recently completed fiscal year for each of the NEOs on an aggregated basis. The table reports the number of securities for which the options were exercised; the aggregate dollar value realized upon exercise of options; the number of shares of restricted stock that have vested; and the aggregate dollar value realized upon vesting of stock.

2008 Option Exercises And Stock Vested

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired	Realized	Acquired	Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)

Stephen B. Morris	51,100	1,177,712	24,118	320,287
Sean R. Creamer	—	—	7,667	316,287
Pierre C. Bouvard	—	—	7,017	294,679
Owen Charlebois	—	—	7,017	294,679
Timothy T. Smith	—	—	4,892	204,171

2008 Pension Benefits Table

Arbitron has established a voluntary, tax-qualified, defined benefit pension plan funded by employee and employer contributions. The plan covers Arbitron employees who, as of December 31, 2000, were eligible to participate in the Ceridian Corporation (“Ceridian”) pension plan. The Ceridian plan was closed to new participants effective January 2, 1995. Benefits earned under the Ceridian plan prior to December 31, 2000, are payable from the Arbitron plan for participants employed by Arbitron on December 31, 2000. The amount of the annual benefit under Arbitron’s plan is based upon an employee’s average annual compensation during the employee’s highest consecutive five-year earnings period while participating in the Ceridian plan or the Arbitron plan. Because the Internal Revenue Code of 1986, as amended, limits the annual benefit that may be paid from tax-qualified plans such as Arbitron’s retirement plan, Arbitron also established a benefit equalization plan (“BEP”) to provide retirees with supplemental benefits so that they will receive, in the aggregate, the benefits they would have been entitled to receive under the retirement plan had these limits not been in effect. Benefits earned under the Ceridian BEP prior to December 31, 2000, are payable from the Arbitron plan for participants employed by Arbitron on December 31, 2000. Arbitron also established and funded a benefit protection trust to pay BEP benefits. Normal retirement age under the pension plan and the BEP is 65.

Annual compensation for purposes of the pension plan and the Arbitron BEP consists of salary and any annual non-equity incentive plan payments paid during the year, less the amount contributed by the employee to the pension plan that year on a pretax basis. Mr. Morris is the only NEO eligible to participate in these plans. Compensation of Mr. Morris for 2008 for the pension plan was $230,000. Eligible compensation for purposes of the Arbitron BEP was $844,942 during 2008. For purposes of the pension plan and the Arbitron BEP, an annual non-equity incentive plan payment is considered part of annual compensation in the year in which it is paid, rather than the year in which it was earned (the latter formulation being the basis on which such amounts are reported in our Summary Compensation Table).

The Arbitron Supplemental Executive Retirement Plan (“SERP”) is designed to provide a targeted level of postretirement income to Mr. Morris. The SERP benefit supplements the retirement benefits provided to Mr. Morris under the pension plan and the Arbitron BEP. Covered compensation for Mr. Morris during 2008 for the SERP was $844,942. Normal retirement age under the SERP is 63.

Benefit amounts in the Pension Benefits Table below are computed assuming payments are made on the normal life annuity basis and not under any of the various survivor options. Benefits listed in the table are not subject to deduction for Social Security or other offset amounts.

2008 Pension Benefits Table

			Present
		Number of Years	Value of	Payments During
		Credited Service	Accumulated Benefit	Last Fiscal Year
Name	Plan Name	(#)	($)	($)

Stephen B. Morris(1)	Pension	13.78	494,493	0
	BEP	13.78	1,969,116	0
	SERP	15.00	817,611	0

(1)	Mr. Morris has been employed by the Company and its predecessor since December 1992. Pursuant to the terms of the Pension Plan and the BEP Mr. Morris had 13.78 years of credited service as of December 31, 2008. Pursuant to the terms of the SERP Mr. Morris had 15 years of credited service as of December 31, 2008. Because Mr. Morris’s years of credited service are fewer than his actual years of service under each plan, no benefit augmentation results from the difference.

2008 Nonqualified Deferred Compensation

No NEO participated in any nonqualified deferred compensation plan during 2008.

401(k) Plan

Arbitron maintains a 401(k) plan that permits participating employees to contribute a portion of their compensation to the plan on a pretax basis. Arbitron makes matching contributions in amounts determined by Arbitron.

The 401(k) plan accounts are invested among a number of available investment options, including shares of Arbitron common stock, according to the directions of the participating employees. Voting and tender rights with respect to shares of Arbitron common stock credited to participants’ accounts will be passed through to the participants.

While employed, participating employees may access their accounts through loans and, in some cases, in-service withdrawals. Following termination of employment, benefits are either distributed in a lump-sum payment or, if minimum requirements are met, can be kept in the plan. To the extent a participant’s account is invested in full shares of Arbitron’s common stock, the shares may be distributed to the participant when the account is distributable.

Arbitron retains the right to amend or terminate the 401(k) plan at any time.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table summarizes the estimated payments to be made under each contract, agreement, plan or arrangement that provides for payments to a NEO at, following, or in connection with any termination of employment including by resignation, retirement, disability or a constructive termination of a NEO, or our change in control or a change in the NEO’s responsibilities. However, in accordance with SEC regulations, we do not report any amount to be provided to a NEO under any arrangement that does not discriminate in scope, terms, or operation in favor of our executive officers and which is available generally to all salaried employees. Also, the following table does not repeat information disclosed above under the pension benefits table, except to the extent that the amount payable to the NEO would be enhanced by the termination event.

For the purpose of the quantitative disclosure in the following table, and in accordance with SEC regulations, we have assumed that the termination took place on the last business day of our most recently completed fiscal year, and that the price per share of our common stock is the closing market price as of that date — $13.28.

Mr. Morris currently has an employment agreement with the Company, the material terms of which are described in “Compensation Discussion and Analysis — Employment Agreements — Morris Executive Transition Agreement” above.

Morris Agreement

Mr. Morris’s agreement with us provides for payments under certain circumstances at, following, or in connection with a termination of employment. Mr. Morris’s agreement does not provide for any additional incremental payments upon our change in control.

If we terminate Mr. Morris’s employment for Cause, as defined in the Morris Agreement, we will pay Mr. Morris his then applicable rate of base salary through the date of termination specified in any written notice of termination.

If we or Mr. Morris terminate Mr. Morris’s employment without Cause, we will generally pay Mr. Morris, starting on the 60th day after the date employment ends, an amount equal to the sum of the base salary scheduled to be paid for the remainder of 2009 and 75% of his Blended Base Salary (as described above in “Compensation Discussion and Analysis”). We would make this payment ratably over the remainder of 2009. To receive the payments specified in this paragraph, Mr. Morris must execute a release in the form provided by us of all legally-releasable claims that Mr. Morris may then have against us and any of our affiliates.

If Mr. Morris’s employment terminates because of his death during 2009, we will generally pay to Mr. Morris’s designated beneficiary, surviving spouse, or estate an amount equal to 175% of his Blended Base

Salary in a lump sum. In the event of disability, as defined in the Morris Agreement, during 2009, base salary will be terminated as of the date such disability is determined. In the event of termination by reason of death or disability during 2009, we will pay to Mr. Morris or his heirs an amount, if any, equal to (i) the amount Mr. Morris would have received in annual non-equity incentive for 2009 had “target” goals been achieved, multiplied by (ii) a fraction, the numerator of which is the number of whole months Mr. Morris was employed during 2009 and the denominator of which is 12. Any amount determined pursuant to the preceding sentence will be paid within 15 days after the date such payment would have been paid had Mr. Morris remained employed for all of 2009.

The parties agree that Mr. Morris will not be entitled to any other termination or severance payment under any other agreement between Mr. Morris and us.

Supplemental Retirement Benefit

Consistent with his prior employment agreement, Mr. Morris will be entitled to a supplemental retirement benefit following his separation from service with us for any reason, other than breach of the Morris Agreement or termination for Cause. The amount of the supplemental retirement benefit provided under the Morris Agreement is determined substantially by multiplying the number of years of Mr. Morris’s employment, giving credit from 1994, by a percentage of Mr. Morris’s final average earnings (as defined in the our Retirement Plan) and subtracting from this gross amount an offset amount. The offset amount consists of the annual amounts payable to Mr. Morris under our Retirement Plan (a tax-qualified, defined benefit plan), our benefit equalization plan, and the tax-qualified pension plan of any of Mr. Morris’s previous employers. The supplemental retirement benefit will be paid on July 1, 2010 (or such later date as is required by Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A” of the “Code”)) in the form of a lump sum cash payment.

If Mr. Morris dies before the first day of the first calendar month following separation from service with us (the “Determination Date”), we will pay to Mr. Morris’s surviving spouse, if any, a benefit equal to 50% of the amount of the supplemental retirement benefit that would have otherwise been paid to Mr. Morris under the Morris Agreement if Mr. Morris had lived until he received the supplemental retirement benefit. If Mr. Morris dies on or after the Determination Date but before payment of the supplemental retirement benefit, we will pay to Mr. Morris’s estate the supplemental retirement benefit that would have otherwise been paid had Mr. Morris lived.

Transitional Compensation

In consideration for his service as required in the transition to a new Chief Executive Officer and as Chairman of the Board during all or part of 2009, and assuming his employment is not terminated for Cause, we will pay Mr. Morris or his estate, on July 10, 2010 (or such later date as required by Section 409A), a lump sum cash payment equal to $1,018,888, reduced by any required tax withholdings.

Executive Retention Agreements

Messrs. Creamer, Bouvard, Charlebois, and Smith have entered into Executive Retention Agreements with us that provide for severance payments under some circumstances and for accelerated vesting with respect to stock options and restricted stock grants upon a change of control.

The Agreement also provides for a release of claims and enhanced non-competition, non-recruitment, and non-disparagement obligations on the part of the executive for the benefit of the Company as a condition to the Company’s obligation to provide any severance or other payments thereunder.

Termination by the Company other than for cause or by executive for Position Diminishment

The Agreement provides that if the executive’s employment is terminated: (A) by the Company other than for cause, or (B) by the executive for Position Diminishment (as defined below), and in either case the date of termination does not occur during a Window Period (as defined below), the executive will receive a lump-sum cash payment in an amount equal to the sum of: (i) 18 times the executive’s Reference Compensation (a number based in part on monthly salary as described below), plus (ii) the product of (x) a decimal equal to a number between 0.40 and 0.55 (as applicable depending on the individual executive) times the executive’s annual salary divided by 12, times (y) the number of full months elapsed in the calendar year before the executive’s date of employment termination.

In addition, if the executive is entitled to receive a lump-sum cash payment pursuant to the conditions described in the immediately preceding paragraph, the Company will also provide the executive with certain outplacement services (to a maximum of $50,000), and for a period of 18 months following termination, or, if sooner, until reemployment with an equivalent benefit, with the same or equivalent health, dental, accidental death and dismemberment, short-term and long-term disability, life insurance coverage, and all other insurance and other health and welfare benefits programs he or she was entitled to on the day before the termination, if and to the extent such coverage is available from the Company’s benefit plans with respect to former employees. If and to the extent such coverage is not available or ceases to be available, the Company will take commercially reasonable steps to arrange for coverage under individual or conversion policies and will, in any event, pay as premiums the same dollar level of premiums as it paid for the executive as an active employee (with a tax gross up if the payment of premiums would be tax-free for active employees but is taxed for a former employee).

For purposes of the Agreement, “Position Diminishment” means: (i) a change in the executive’s reporting responsibilities, titles, duties, or offices as in effect immediately prior to a relevant measurement date, or any removal of executive from, or any failure to re-elect executive to, any of such positions, that has the effect of materially diminishing executive’s responsibility, duties, or authority, (ii) a relocation of the executive’s principal place of employment to a location more than 25 miles from its then current location and that increases the distance from executive’s primary residence by more than 25 miles, or (iii) a material reduction in executive’s annual salary.

An executive may only resign as a result of a Position Diminishment that occurs other than during a Window Period if he or she (i) provides notice to the Company within 90 days following the date of Position Diminishment that he or she considers the Position Diminishment grounds to resign; (ii) provides the Company a period of 30 days to cure the Position Diminishment; and (iii) actually ceases employment, if the Position Diminishment is not cured, by six months following the date of Position Diminishment.

For purposes of the Agreement, “Window Period” means the one-year period commencing on the date of a Change of Control. For purposes of the Agreement, a “Change of Control” is generally defined as any of the following: (i) a merger or consolidation involving the Company if less than 50% of its voting stock after the merger or consolidation is held by persons who were stockholders before the merger or consolidation; (ii) ownership by a person or group acting in concert of at least 51% of the Company’s voting securities; (iii) ownership by a person or group acting in concert of between 25% and 50% of the Company’s voting securities if such ownership was not approved in advance by the Company’s Board of Directors; (iv) a sale of the assets of the Company substantially as an entirety; (v) the liquidation of the Company; (vi) specified changes in the composition of the Company’s Board of Directors; or (vii) any other events or transactions the Company’s Board of Directors determines constitute a change of control.

For purposes of the Agreement, “Reference Compensation” means the product of: (i) a decimal equal to a number between 1.40 and 1.55 (as applicable depending on the individual executive), times (ii) the quotient of: (a) the executive’s annual salary, divided by (b) 12.

Termination During Window Period Following a Change of Control

The Agreement provides that if the executive’s employment terminates: (A) during a Window Period, or (B) because the executive resigns as a result of a Position Diminishment on or before the Position Diminishment Termination Date (as defined below), in either case other than (X) a termination by the Company for cause, (Y) the executive’s resignation other than as a result of Position Diminishment, or (Z) the executive’s death or disability, the executive will receive a lump-sum cash payment in an amount equal to the sum of: (i) 24 times the executive’s Reference Compensation, and (ii) the product of: (a) a decimal equal to a number between 0.40 and 0.55 (as applicable depending on the individual executive) times the executive’s annual salary divided by 12, times (b) the number of full months elapsed in the calendar year before the executive’s employment termination date.

If the executive’s employment terminates and the executive is entitled to receive a lump-sum cash payment pursuant to the conditions described in the immediately preceding paragraph: (i) the Company will provide the executive with the outplacement services, and benefits continuation described above, but for a period of 24 months, and (ii) all outstanding equity incentive awards granted on or after June 1, 2008 and before the expiration of the Agreement will fully and immediately vest (subject to the Board of Directors’ ability to suspend exercises or sales until the executive has released all claims).

An executive may only resign as a result of a Position Diminishment and be eligible to receive the severance payments specified in the preceding two paragraphs if: (i) the Position Diminishment occurs during a Window Period, and (ii) he or she (x) provides notice to the Company within 90 days following the date of Position Diminishment that he or she considers the Position Diminishment grounds to resign; (y) provides the Company a period of 30 days to cure the Position Diminishment, and (z) actually ceases employment, if the Position Diminishment is not cured, by the later to occur of: (1) six months following the date of Position Diminishment and (2) the end of the Window Period (the “Position Diminishment Termination Date”).

In addition, notwithstanding anything to the contrary contained in the Agreement, in the event that the Company determines that any portion of any payment, compensation, or other benefit provided to the executive in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A” of the “Code”), and the executive is a specified person as defined in Section 409A, such portion of the payment, compensation, or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” as determined under Section 409A.

If payments to an executive under the Agreement would result in imposition of an excise tax (a “parachute tax”) under Section 4999 of the Code, the executive will also be entitled to be paid an amount to compensate for the imposition of the tax. The payment will be in an amount such that after payment of all taxes, income and excise, the executive will be in the same after-tax position as if no parachute tax under the Code, had been imposed.

Upon a Change of Control, all outstanding equity incentive awards granted on or before May 31, 2008 will fully and immediately vest, without regard to whether the executive’s employment terminates (unless the equity incentive cannot be so accelerated under Section 409A, in which case acceleration will only occur in accordance with Section 409A), subject to the Company’s Board of Directors’ ability to suspend exercises or sales until the executive has released all claims.

Leadership Change

Prior to April 2009, our Executive Retention Agreements also provided that if the employment an executive who was party to an Executive Retention Agreement was terminated without Cause or the executive resigned as a result of a Position Diminishment during a one year window period beginning on the date that Mr. Morris ceased to be our President and Chief Executive Officer (a “Leadership Change”), the same enhanced severance benefits applicable to an equivalent termination (or resignation) during a Window Period following a Change of Control would be payable to the executive.

On April 6, 2009, Messrs. Creamer, Bouvard, and Smith and certain other of our other non-NEO executive officers entered into Waiver and Amendment of Executive Retention Agreements with us (collectively, “Waivers”). Pursuant to these Waivers, the Company and these executives acknowledged that the Company had undergone a Leadership Change, that the executive’s responsibilities may have been restructured, that we wished to continue to employ the executive, that the executive desired to remain employed by the Company in the executive’s current position as of April 6, 2009, and that the executive agreed to waive any further protections under the Leadership Change provisions of the Executive Retention Agreements. The

Waivers also amended the Executive Retention Agreements to remove all references to a Leadership Change and eliminate any enhanced severance benefits triggered as a result of a Leadership Change.

2009 Executive Separations

Mr. Charlebois’s employment with us terminated effective on March 22, 2009. Pursuant to his Executive Retention Agreement, Mr. Charlebois is entitled to receive enhanced severance benefits under the Leadership Change provisions described above. Provided that Mr. Charlebois timely executes, and does not revoke, a release of claims in favor of us, we will pay Mr. Charlebois a lump sum payment of $1,259,848 within 90 days of his termination date. In addition, provided that he is eligible for and elects to continue receiving group medical, dental, and vision benefits pursuant to the federal COBRA law, we will, between April 1, 2009 and March 31, 2011 (the “Benefits Continuation Period”), continue to pay the share of the premium for such coverage that is paid by us for active and similarly situated employees who receive the same type of coverage for the period in which Mr. Charlebois is eligible for continued health coverage. If and to the extent continued coverage is not available or ceases, we will take commercially reasonable steps to arrange for coverage under individual or conversion policies, and will, in any event, pay as premiums (or to Mr. Charlebois if coverage cannot reasonably be obtained), the same dollar level of premiums that we paid for Mr. Charlebois as an active employee, with the premium payments grossed up for taxes to the extent that providing the coverage post-employment under an employer’s insured plan would be tax-free if such coverage were available. Notwithstanding the foregoing, in the event Mr. Charlebois becomes eligible for medical, dental, or vision benefits under a plan, program, or arrangement of a subsequent employer, our obligations to provide such coverage will immediately cease.

During the Benefit Continuation Period, we will reimburse Mr. Charlebois monthly for an amount equal to the monthly premiums that the Company would have paid on his behalf immediately prior to his termination date for purposes of maintaining (i) coverage under the Company’s life insurance program, and (ii) his short-term, long-term, and accidental death and dismemberment insurance policies, which amounts will be grossed up for taxes. Notwithstanding the above, in the event Mr. Charlebois becomes eligible for such coverages under a plan, program or arrangement of a subsequent employer, our obligations to reimburse him for such coverages will immediately cease.

Two of our other former non-NEO executive officers, Linda Dupree and Kathleen Ross have exercised their rights under their Executive Retention Agreements to resign for Position Diminishment and will be entitled to receive severance payments from us provided that they execute, and do not revoke, a release of claims against us.

Skarzynski Executive Employment Agreement

We have entered into an Executive Employment Agreement with Mr. Skarzynski. For a discussion of the material terms and conditions of the Skarzynski Agreement other than potential payments upon termination or change in control, see “Compensation Discussion and Analysis — 2009 Developments — Skarzynski Executive Employment Agreement” above.

We or Mr. Skarzynski may terminate Mr. Skarzynski’s employment at any time for any reason, or for no reason. If Mr. Skarzynski’s employment terminates for any reason (including for Cause), we will pay to Mr. Skarzynski (i) any earned but unpaid annual base salary; (ii) any earned but unpaid annual bonus; (iii) any unreimbursed business expenses, in accordance with the Company’s policies; (iv) any unpaid relocation or temporary living expenses (subject to the repayment obligation described above); and (v) any amounts or benefits payable under any Company benefit plans then in effect.

In addition to the payments described above, if we terminate Mr. Skarzynski’s employment without Cause, Mr. Skarzynski will be entitled to receive cash severance and the full cost of health care continuation until the earlier of 18 months or subsequent coverage. If Mr. Skarzynski is entitled to receive cash severance in connection with a without Cause termination, we will pay to him in cash (i) an amount equal to two times his then applicable base salary; and (ii) a bonus component. If Mr. Skarzynski’s employment is terminated without Cause during 2009, the bonus component will be $500,000. If, in subsequent years, the annual bonus for the year of termination is determined by the Committee under a program intended to qualify as performance-based for purposes of Section 162(m) (an “Exempt Bonus”), the bonus component will be determined under the factors for such bonus, but without the exercise by the Committee of negative discretion (with the expectation, if all performance factors are satisfied, that the bonus component would be two times target bonus). If the annual bonus for the year of termination is not intended to be an Exempt Bonus, the bonus component will be two times target bonus.

In addition to the payments described above, if, within 12 months following a Change in Control (as defined in the Agreement), Mr. Skarzynski’s employment ends on a termination without Cause, any outstanding equity compensation awards will fully and immediately vest and become exercisable.

In order to receive the severance benefits provided under the Skarzynski Agreement, Mr. Skarzynski must execute a release in the form provided by the Company of all legally-releasable claims that Mr. Skarzynski may then have against the Company and any of its affiliates.

Adams Executive Employment Agreement

We have entered into an Executive Employment Agreement with Mr. Adams. For a discussion of the material terms and conditions of the Adams Agreement other than potential payments upon termination or change in control, see “Compensation Discussion and Analysis — 2009 Developments — Adams Executive Employment Agreement” above.

We or Mr. Adams may terminate Mr. Adams’s employment at any time for any reason, or for no reason. If Mr. Adams’s employment terminates for any reason, we will pay to Mr. Adams (i) any earned but unpaid annual base salary; (ii) any earned but unpaid annual bonus; (iii) any unreimbursed business expenses, in accordance with the Company’s policies; (iv) any unpaid relocation or temporary living expenses (subject to the repayment obligation described above); and (v) any amounts or benefits payable under any Company benefit plans then in effect.

In addition to the payments described above, if we terminate Mr. Adams’s employment without Cause (as defined in the Adams Agreement) or if Mr. Adams resigns as a result of a Position Diminishment (as defined in the Adams Agreement), Mr. Adams will be entitled to receive cash severance and the full cost of health care continuation until the earlier of 18 months or subsequent coverage.

Except as provided in the next paragraph, if Mr. Adams is entitled to receive cash severance in connection with a without Cause (as defined in the Adams Agreement) termination or a resignation as a result of a Position Diminishment (as defined in the Adams Agreement), we will pay to him in cash an amount equal to 1.75 times his then applicable base salary, in equal installments over a 12-month period. Payment will cease if Mr. Adams obtains subsequent employment prior to the end of the 12-month period.

If Mr. Adams is entitled to receive cash severance in connection with a without Cause termination or a resignation as a result of a Position Diminishment within 12 months following a Change in Control, we will pay to him in cash an amount equal to 2.625 times his then applicable base salary, in equal installments over a 12 month period. Payment will cease if Mr. Adams obtains subsequent employment prior to the end of the 12 month period. In addition, any outstanding equity compensation awards will fully and immediately vest and become exercisable.

In order to receive the severance benefits provided under the Adams Agreement, Mr. Adams must execute a release in the form provided by us of all legally releasable claims that Mr. Adams may then have against us and any of our affiliates.

Henrick Executive Employment Agreement

We have entered into an Executive Employment Agreement with Mr. Henrick. For a discussion of the material terms and conditions of the Henrick Agreement other than potential payments upon termination or change in control, see “Compensation Discussion and Analysis — 2009 Developments — Henrick Executive Employment Agreement” above.

We or Mr. Henrick may terminate Mr. Henrick’s employment at any time for any reason, or for no reason. If Mr. Henrick’s employment terminates for any reason, we will pay to Mr. Henrick (i) any earned but unpaid annual base salary; (ii) any earned but unpaid annual bonus; (iii) any unreimbursed business expenses, in accordance with our policies; (iv) any unpaid relocation or temporary living expenses (subject to the repayment obligation described above); and (v) any amounts or benefits payable under any Company benefit plans then in effect.

In addition to the payments described above, if the Company terminates Mr. Henrick’s employment without Cause or if Mr. Henrick resigns as a result of a Position Diminishment, Mr. Henrick will be entitled to receive cash severance and the full cost of health care continuation until the earlier of 18 months or subsequent coverage.

Except as provided in the next paragraph, if Mr. Henrick is entitled to receive cash severance in connection with a without Cause termination or a resignation as a result of a Position Diminishment, we will pay to him in cash an amount equal to 1.75 times his then applicable base salary, in equal installments over a 12-month period. Payment will cease if Mr. Henrick obtains subsequent employment prior to the end of the 12-month period.

If Mr. Henrick is entitled to receive cash severance in connection with a without Cause termination or a resignation as a result of a Position Diminishment within 12 months following a Change in Control, we will pay to him in cash an amount equal to 2.625 times his then applicable base salary, in equal installments over a 12 month period. Payment will cease if Mr. Henrick obtains subsequent employment prior to the end of the 12 month period. In addition, any outstanding equity compensation awards will fully and immediately vest and become exercisable.

In order to receive the severance benefits provided under the Henrick Agreement, Mr. Henrick must execute a release in the form provided by us of all legally releasable claims that Mr. Henrick may then have against us and any of our affiliates.

2008 Potential Payments Upon Termination or Change in Control

		Without
		Cause	Change in	Voluntary
		Termination	Control	Termination	Death	Disability
Name	Benefit	(2) ($)	(3) ($)	(4) ($)	($)	($)

Stephen B. Morris(5)(6)	Severance	686,880	—	—	1,202,040	—
	Non-equity incentive	515,160	—	—	515,160	515,160
	Acceleration of Vesting(1)		1,140,161	—	1,140,161	1,140,161
	Benefits continuation	—	—	—	—	—
	Parachute payment tax gross-ups	—	—	—	—	—
	Total	1,202,040	1,140,161	—	2,857,361	1,655,321
Sean R. Creamer	Severance	1,152,432	1,463,088	—	—	—
	Acceleration of Vesting(1)	—	378,294	—	378,294	378,294
	Benefits continuation	28,915	38,554	—	—	—
	Parachute payment tax gross-ups	—	—	—	—	—
	Total	1,181,347	1,879,936	—	378,294	378,294
Pierre C. Bouvard	Severance	1,063,583	1,350,288	—	—	—
	Acceleration of Vesting(1)	—	360,446	—	360,446	360,446
	Benefits continuation	29,386	39,181	—	—	—
	Parachute payment tax gross-ups	—	—	—	—	—
	Total	1,092,969	1,749,915	—	360,446	360,446
Timothy T. Smith	Severance	822,150	1,049,220	—	—	—
	Acceleration of Vesting(1)	—	220,418	—	220,418	220,418
	Benefits continuation	28,117	37,489	—	—	—
	Parachute payment tax gross-ups	—	—	—	—	—
	Total	850,267	1,307,127	—	220,418	220,418

(1)	Represents the amount of compensation that would have been received on December 31, 2008, upon the acceleration of vesting of all outstanding unvested share-based awards by each NEO. For stock options, the value was determined based upon each option’s intrinsic value (i.e., difference between the share’s market price on December 31, 2008, and the related option’s exercise price). As of December 31, 2008, none of the outstanding stock options held by our NEOs had an exercise price less than the fair market value of our common stock. Accordingly, for purposes of this table the intrinsic value of all stock options was zero. For restricted stock, the value was determined based upon the share market price as of December 31, 2008, $13.28. These compensation amounts are not necessarily equal to the Company’s unvested share-based compensation calculated pursuant to SFAS No. 123R.

(2)	Except for Mr. Morris, this column also includes payments that would be made if the Executive resigned as a result of a Position Diminishment.

(3)	Except for Mr. Morris (who is not entitled to any enhanced severance upon a change in control), the executive would only be entitled to receive the payments in this column if the executive is terminated without cause or actually resigns as a result of a Position Diminishment during a window period following a change of control or a leadership change.

(4)	Except for Mr. Morris, applies to voluntary terminations other than as a result of a Position Diminishment.

(5)	For Mr. Morris, in accordance with SEC regulations, the quantitative disclosures in this table assume that his employment terminated on the last business day of our most recently completed fiscal year. However, as otherwise disclosed in this Proxy Statement, Mr. Morris ceased to our President and Chief Executive Officer on January 12, 2009 and transitioned to an advisory role on that date. As a result, his actual Blended Base Rate (as defined in the Morris Agreement) for 2009 is less than it would have been on December 31, 2008.

(6)	In addition to the quantitative disclosures in this table, which assume that employment terminated on the last business day of our most recently completed fiscal year, in consideration for his service as required in the transition to a new Chief Executive Officer and as Chairman of the Board during all or part of 2009, and assuming his employment is not terminated for Cause before December 31, 2009, the Company will pay Mr. Morris or his estate, on July 10, 2010 (or such later date as required by Section 409A), a lump sum cash payment equal to $1,018,888, reduced by any required tax withholdings.

Compensation Committee Interlocks and Insider Participation

William T. Kerr, Philip Guarascio, Larry E. Kittelberger and Luis G. Nogales served on the Compensation and Human Resources Committee of the Board of Directors during 2008. No member of the Compensation and Human Resources Committee was at any time during 2008, or formerly, an officer or employee of Arbitron or any of its subsidiaries, and no member of the Compensation and Human Resources Committee had any relationship with Arbitron during 2008 requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. None of our executive officers serves as a member of the board of directors or executive compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors.

STOCK OWNERSHIP INFORMATION

Stock Ownership of Arbitron’s Directors and Executive Officers

The following table sets forth the number of shares of our common stock beneficially owned, directly or indirectly, as of April 3, 2009, by (i) each nominee for election as a director, (ii) each person who served as a director during 2008, (iii) the NEOs, and (iv) our directors, nominees, and executive officers as a group. Each person has sole voting and investment power with respect to the shares beneficially owned by that person, except as otherwise indicated. The percentages below are based on the number of shares of our common stock issued and outstanding as of April 3, 2009.

	Number of Shares of	Percent of Shares
	Common Stock	of Common Stock
Name of Individual or Identity of Group	Beneficially Owned(1)	Owned(2)

Directors:
Stephen B. Morris(3)(4)	364,182	1.36%
Michael P. Skarzynski	0	*
Shellye L. Archambeau(3)(4)	40,555	*
David W. Devonshire(4)	12,605	*
Philip Guarascio(3)(4)	70,963	*
William T. Kerr(3)(4)	20,035	*
Larry E. Kittelberger(3)(4)	88,275	*
Luis G. Nogales(3)(4)	87,046	*
Richard A. Post(3)(4)	99,577	*
Named Executive Officers:
Sean R. Creamer(3)	75,546	*
Pierre C. Bouvard(3)	100,260	*
Owen Charlebois(3)	168,613	*
Timothy T. Smith(3)	25,704	*
All Executive Officers and Directors as a Group (16 persons)(3)(4)	1,206,092	4.39%

*	Represents less than 1%.

(1)	In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be a “beneficial owner” of a security if he or she has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days after April 3, 2009. More than one person may be deemed to be a beneficial owner of the same securities.

(2)	For the purpose of computing the percentage ownership of each beneficial owner, any securities that were not outstanding but that were subject to options, warrants, rights or conversion privileges held by such beneficial owner exercisable within 60 days after April 3, 2009, were deemed to be outstanding in determining the percentage owned by such person, but were deemed not to be outstanding in determining the percentage owned by any other person.

(3)	Includes options exercisable within 60 days from April 3, 2009 for Mr. Morris to purchase 257,282 shares of common stock; includes options exercisable within 60 days from April 3, 2009 for Ms. Archambeau to purchase 40,037 shares of common stock; includes options exercisable within 60 days from April 3, 2009 for Mr. Guarascio to purchase 65,991 shares of common stock; includes options exercisable within 60 days from April 3, 2009 for Mr. Kerr to purchase 17,605 shares of common stock; includes options exercisable within 60 days from April 3, 2009 for Mr. Kittelberger to purchase 75,971 shares of common stock; includes options exercisable within 60 days from April 3, 2009 for Mr. Nogales to purchase 81,496 shares of common stock; includes options exercisable within 60 days from April 3, 2009 for Mr. Post to purchase

94,073 shares of common stock; includes options exercisable within 60 days from April 3, 2009 for Mr. Creamer to purchase 48,049 shares of common stock; includes options exercisable within 60 days from April 3, 2009 for Mr. Bouvard to purchase 80,349 shares of common stock; includes options exercisable within 60 days from April 3, 2009 for Mr. Charlebois to purchase 146,210 shares of common stock; includes options exercisable within 60 days from April 3, 2009 for Mr. Smith to purchase 9,873 shares of common stock; and, includes options exercisable within 60 days from April 3, 2009 for all executive officers and directors as a group to purchase 961,077 shares of common stock.

(4)	Includes 1,648 DSUs for Ms. Archambeau, which vest within 60 days of April 3, 2009, and convert to shares of common stock on a one-for-one basis following termination of service as a director; includes 4,972 DSUs for Mr. Guarascio, which vest within 60 days of April 3, 2009, and convert to shares of common stock on a one-for-one basis following termination of service as a director; includes 2,430 DSUs for Mr. Kerr, which vest within 60 days of April 3, 2009, and convert to shares of common stock on a one-for-one basis following termination of service as a director; includes 12,304 DSUs for Mr. Kittelberger, which vest within 60 days of April 3, 2009, and convert to shares of common stock on a one-for-one basis following termination of service as a director; includes 25,278 DSUs for Mr. Morris, which vest within 60 days of April 3, 2009, and convert to shares of common stock on a one-for-one basis following termination of service as a director; includes 5,550 DSUs for Mr. Nogales, which vest within 60 days of April 3, 2009, and convert to shares of common stock on a one-for-one basis following termination of service as a director; and includes 5,504 DSUs for Mr. Post, which vest within 60 days of April 3, 2009, and convert to shares of common stock on a one-for-one basis following termination of service as a director.

Stock Ownership of Arbitron’s Principal Stockholders

The following table sets forth the number of shares of our common stock beneficially owned, directly or indirectly, by each person known to us to beneficially own more than 5% of our outstanding common stock. This information is based solely upon the beneficial ownership of these persons as reported to us as of the date of the most recent Schedule 13D or 13G filed with the Securities and Exchange Commission on behalf of such persons. Each person or entity has sole voting and investment power with respect to the shares beneficially owned by that person or entity, except as otherwise indicated. The percentages below are based on the number of shares of our common stock issued and outstanding as of April 3, 2009.

	Amount and Nature of		Percent of Common
Name and Address of Beneficial Owner	Beneficial Ownership		Stock Owned

Pamet Capital Management, LP
Pamet Capital Management LLC
Abrams Capital, LLC
David C. Abrams	3,207,709	(1)	12.11%
222 Berkley Street, 22nd Floor
Boston, Massachusetts 02116
Wellington Management Company, LLP	2,964,801	(2)	11.20%
75 State Street
Boston, Massachusetts 02109
Neuberger Berman Inc.
Neuberger Berman, LLC
Neuberger Berman Management LLC
Neuberger Berman Equity Funds	2,449,604	(3)	9.25%
605 Third Avenue
New York, New York 10158
Barclays Global Investors, NA
Barclays Global Fund Advisors
Barclays Global Investors Limited
Barclays Global Investors Japan Limited
Barclays Global Investors Canada Limited
Barclays Global Investors Australia Limited
Barclays Global Investors (Deutschland) AG	1,768,987	(4)	6.68%
400 Howard Street
San Francisco, California 94015
Renaissance Technologies LLC
James H. Simons	1,673,600	(5)	6.32%
800 Third Avenue
New York, New York 10022
Epoch Investment Partners, Inc.	1,568,853	(6)	5.92%
640 Fifth Avenue
18th Floor
New York, New York 10019
Gates Capital Management, Inc.
Gates Capital Partners, L.P.
ECF Value Fund, L.P
ECF Value Fund II, L.P.
ECF Value Fund International, Ltd.
Jeffrey L. Gates	1,335,146	(7)	5.04%
1177 Avenue of the Americas, 32nd Floor
New York, New York 10036

(1)	As reported on a Form 4 filed on February 4, 2009. According to the Form 4, a portion of these securities are held by are held by investment funds, the managing member, general partner and/or investment adviser of which is directly or indirectly controlled by David C. Abrams. In such capacity, Mr. Abrams may be deemed to beneficially own the reported securities. According to the Form 4, a portion of these securities are held by investment funds for which Pamet Capital Management, L.P. (the “LP”) serves as investment adviser. Pamet Capital Management, LLC (the “LLC”) serves as the general partner of the LP. In their respective capacities, each of the LP and the LLC may be deemed to beneficially own the reported securities. According to the Form 4, a portion of these securities are held by investment funds for which Abrams Capital, LLC (“Abrams Capital”) serves as general partner. In such capacity, Abrams Capital, may be deemed to beneficially own the reported securities. Each Reporting Person disclaims beneficial ownership of the reported securities except to the extent of its pecuniary interest therein. According to the Form 4 as of the close of business on September 23, 2008, (a) Abrams Capital may be deemed the beneficial owner of 2,992,325 shares of common stock; and (b) Mr. Abrams, the LP and the LLC may be deemed to be the beneficial owner of 3,207,709 shares of common stock.

(2)	As reported on Schedule 13G filed on January 12, 2009. According to the Schedule 13G, Wellington Management Company, LLP represents 2,964,801 common shares which it was deemed to beneficially own as a result of acting as investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E) of the Exchange Act, and Wellington Management Company, LLP has shared voting power with respect to 2,482,161 common shares and shared dispositive power with respect to 2,949,201 common shares.

(3)	As reported on Schedule 13G/A filed on January 9, 2009. According to the Schedule 13G/A, (a) Neuberger Berman Inc. and Neuberger Berman, LLC each has sole voting power with respect to 752,100 common shares, shared voting power with respect to 1,399,847 common shares and shared dispositive power with respect to 2,449,604 common shares, and (b) Neuberger Berman Management Inc. and Neuberger Berman Equity Funds each has shared voting power and shared dispositive power with respect to 1,399,847 common shares. The Schedule 13G/A indicates that: (a) Neuberger Berman, LLC is deemed to be a beneficial owner of certain shares since it has shared power to make decisions whether to retain or dispose, and in some cases the sole power to vote the securities of many unrelated clients; however, Neuberger Berman, LLC does not have any economic interest in the securities of those clients and the clients have the sole right to receive and the power to direct the receipt of dividends from or proceeds from the sale of such securities; (b) with regard to 1,399,847 of the common shares for which shared power to direct voting is reported, Neuberger Berman, LLC and Neuberger Berman Management LLC are deemed to be the beneficial owners of these shares since they both have shared power to make decisions whether to retain or dispose and vote such securities; (c) Neuberger Berman, LLC and Neuberger Berman Management LLC serve as sub-advisor and investment manager, respectively, of Neuberger Berman’s various Mutual Funds. The holdings of Lehman Brothers Asset Management LLC, an affiliate of Neuberger Berman, LLC, are also aggregated to comprise the holdings referenced in the Schedule 13G/A. The Schedule 13G/A further indicates that Neuberger Berman Inc. is making the filing pursuant to Rule 13d-1(b)(ii)(G) of the Exchange Act since it owns 100% of both Neuberger Berman, LLC and Neuberger Berman Management LLC.

(4)	As reported on Schedule 13G filed on February 5, 2009. According to the Schedule 13G that (a) Barclays Global Investors, NA, is the beneficial owner of 635,585 common shares and has sole voting power with respect to 535,870 common shares and has sole dispositive power with respect to 635,585 common shares; (b) Barclays Global Fund Advisors is the beneficial owner of 1,115,847 common shares and has sole voting power with respect to 815,487 common shares and has sole dispositive power with respect to 1,115,847 common shares; and (c) Barclays Global Investors, Limited has sole voting power with respect to 675 common shares and has dispositive power with respect to 17,555 common shares. The Schedule 13G indicates that: (a) Barclays Global Investors, NA is a bank in accordance with §3(a)(6) of the Exchange Act (15 U.S.C. 78c); (b) Barclays Global Fund Advisors is an investment adviser in accordance with §240.13d(b)(1)(ii)(E); (c) Barclays Global Investors, Ltd. is a non-U.S. institution in accordance with §240.13d-1(b)(1)(ii)(J); (d) Barclays Global Investors Japan Limited is a non-U.S. institution in accordance with §240.13d-1(b)(1)(ii)(J); (e) Barclays Global Investors Canada Limited is a non-U.S. institution in accordance with §240.13d-1(b)(1)(ii)(J); (f) Barclays Global Investors Australia Limited is a non-U.S.

institution in accordance with §240.13d-1(b)(1)(ii)(J); and (g) Barclays Global Investors (Deutschland) AG is a non-U.S. institution in accordance with §240.13d-1(b)(1)(ii)(J).

(5)	As reported on Schedule 13G/A filed on February 13, 2009. According to the Schedule 13G/A, (a) Renaissance Technologies LLC has sole voting power with respect to 1,124,100 common shares and sole dispositive power with respect to 1,673,600 common shares; and (b) James H. Simons has sole voting power with respect to 1,124,100 common shares and sole dispositive power with respect to 1,673,600 common shares. The Schedule 13G/A indicates that the 1,673,600 common shares that James H. Simons owns, comprises the shares beneficially owned by Renaissance Technologies LLC, because of James H. Simons’ position as control person at Renaissance Technologies LLC.

(6)	As reported on Schedule 13G filed on February 17, 2009. According to the Schedule 13G, Epoch Investment Partners, Inc., represents 1,568,853 common shares which it was deemed to beneficially own as a result of acting as investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E) of the Exchange Act, and Epoch Investment Partners, Inc. has sole voting and dispositive power with respect to these shares.

(7)	As reported on Schedule 13G filed on February 23, 2009. The Schedule 13G was filed by: (a) Gates Capital Management, Inc., a Delaware corporation; (b) Gates Capital Partner, L.P., a Delaware limited partnership; (c) ECF Value Fund, L.P., a Delaware limited partnership; (d) ECF Value Fund II, L.P., c/o Gates Capital Management, Inc., a Delaware limited partnership; (e) ECF Value Fund International, Ltd., c/o Trident Fund Services (B.V.I.) Limited, a British Virgin Islands company; and (f) Jeffrey L. Gates, c/o Gates Capital Management, Inc. According to the Schedule 13G, (a) Gates Capital Management, Inc., Gates Capital Partners, L.P., ECF Value Fund, L.P., ECF Value Fund II, L.P., ECF Value Fund International, Ltd., and Jeffrey L. Gates, are each the beneficial owner of, and have shared voting and dispositive power with respect to 1,335,146 common shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Person Transactions.  The Board of Directors has adopted a written Policy and Procedures with Respect to Related Person Transactions (the “Policy”), which is administered by the Corporate Governance Committee. The Corporate Governance Committee reviews all relationships and transactions in which the Company and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Our legal staff is primarily responsible for the implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether we or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in our proxy statement. In addition, the Corporate Governance Committee reviews and approves or ratifies any related person transaction that is required to be disclosed. It is our policy to enter into or ratify disclosable related person transactions only when the Corporate Governance Committee determines that the related person transaction in question is in, or is not inconsistent with, the best interests of the Company and our stockholders. In the course of its review and approval or ratification of a disclosable related party transaction, the Corporate Governance Committee considers:

•	the benefits to the Company;

•	the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer;

•	the availability of other sources for comparable products or services;

•	the terms of the transaction;

•	the terms available to unrelated third parties or to employees generally; and

•	any other matters the Corporate Governance Committee deems appropriate.

Any member of the Corporate Governance Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote to approve or ratify the transaction; provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the Corporate Governance Committee at which the transaction is considered.

We have not entered into any related person transactions that meet the requirements for disclosure in this proxy statement.

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal 2)

We are asking the shareholders to ratify the Audit Committee’s appointment of KPMG LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2009. In the event the shareholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in Arbitron’s and its shareholders’ best interests.

KPMG has audited our consolidated financial statements annually since 2001. Representatives of KPMG are expected to be present at the Annual Meeting to respond to appropriate questions. They also will have the opportunity to make a statement if they desire to do so.

The affirmative vote of the holders of at least a majority of the votes cast at the Annual Meeting is necessary to approve Proposal 2, the ratification of the appointment of our independent auditors. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome of the vote on Proposal 2. The persons named in the accompanying form of proxy intend to vote such proxies to ratify the appointment of KPMG unless a contrary choice is indicated.

The Board unanimously recommends a vote FOR the ratification of the appointment of KPMG LLP as the Company’s independent auditors for fiscal year 2009.

AUDIT FEES AND PREAPPROVAL POLICIES AND PROCEDURES

The Audit Committee of the Board of Directors has selected KPMG LLP, our current independent registered public accounting firm, to serve as our independent registered public accounting firm for the year ending December 31, 2009.

The Board of Directors has requested that representatives of KPMG LLP attend the Annual Meeting, and they are expected to attend. These representatives will have an opportunity to make a statement if they desire to do so, and will be available to respond to stockholder questions.

The following table sets forth the aggregate fees billed to Arbitron for services rendered during, or in connection with, the fiscal years ended December 31, 2008, and 2007, by KPMG LLP:

	2008	2007

Audit Fees(1)	$457,000	$444,000

Audit-Related Fees
Benefit Plan Audits	32,000	30,000
Due Diligence	—	311,000

Total Audit-Related Fees	32,000	341,000
Tax Fees	—	—

All Other Fees
Continuing Education Seminars	2,000	3,000

Total All Other Fees	2,000	3,000

Total Fees to Independent Auditors	$491,000	$788,000

(1)	Audit fees include costs associated with the audit of our financial statements included in our annual report on Form 10-K, the review of financial statements included in our quarterly reports on Form 10-Q, the annual audit of our internal control over financial reporting, one foreign statutory audit and consents provided with certain Form S-8 filings.

The Audit Committee, in accordance with the preapproval policies and procedures described below, approved all of the services described in the table above.

Preapproval Policies and Procedures

The Audit Committee’s policy is to specifically review and preapprove any engagement of the independent registered public accounting firm to provide any audit or permissible nonaudit service to Arbitron. In the event that preapproval is required prior to a scheduled meeting, the Audit Committee has delegated authority to its Chairman to specifically preapprove engagements for the performance of nonaudit services, provided that the estimated cost for such services is less than $25,000. If the Chairman is not available, another member of the Audit Committee may preapprove such nonaudit service engagement. All decisions made under this delegation of authority are required to be reported to the full Audit Committee for ratification at its next scheduled meeting.

REPORT OF THE AUDIT COMMITTEE

The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Company’s independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity to U.S. generally accepted accounting principles.

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for fiscal year 2008 with the Company’s management and has discussed these financial statements with KPMG LLP, the Company’s registered independent public accounting firm. The Audit Committee has also discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). KPMG LLP also provided the Audit Committee with both the written disclosures and the letter required by PCAOB Rule 3526 (Communication with Audit Committees Concerning Independence), and has discussed with KPMG LLP the independence of KPMG LLP from the Company. In addition, the Audit Committee has considered whether the provision of nonaudit services, and the fees charged for such nonaudit services, by KPMG LLP are compatible with maintaining the independence of KPMG LLP from the Company, and determined that they are compatible with independence.

The Audit Committee discussed with the Company’s internal and independent accountants the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and independent accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. In addition, the Audit Committee met with the Chief Executive Officer, Chief Financial Officer and Vice President, Accounting Services and Treasury of the Company to discuss the processes they have undertaken to evaluate the accuracy and fair presentation of the Company’s financial statements and the effectiveness of the Company’s system of disclosure controls and procedures.

In reliance on the reviews and discussions referred to above and based on the foregoing, the Audit Committee recommended to the Company’s Board of Directors that the audited consolidated financial statements for fiscal year 2008 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

Submitted by the Audit Committee of the
Board of Directors

Richard A. Post, Chair
Shellye L. Archambeau
David W. Devonshire

OTHER MATTERS

Arbitron Mailing Address

Our current mailing address is 9705 Patuxent Woods Drive, Columbia, Maryland 21046.

Multiple Stockholders Sharing the Same Address

We are sending only one annual report and proxy statement or Notice of Internet Availability of Proxy Materials to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if any stockholder residing at such an address wishes to receive a separate annual report, proxy statement, or Notice of Internet Availability of Proxy Materials in the future, they may telephone Arbitron’s Treasury Manager at (410) 312-8278 or write to him at 9705 Patuxent Woods Drive, Columbia, Maryland 21046. If you did not receive an individual copy of this proxy statement or our annual report or Notice of Internet Availability of Proxy Materials and you wish to do so, we will send you a copy if you contact Arbitron’s Treasury Manager in the same manner. In addition, if you are receiving multiple copies of our annual report and proxy statement or Notice of Internet Availability of Proxy Materials, you can request householding by contacting Arbitron’s Treasury Manager in the same manner.

Stockholder Proposals for Next Year’s Annual Meeting

If you want us to consider including a stockholder proposal in next year’s proxy statement, you must deliver such proposal in writing to Timothy T. Smith, Executive Vice President and Chief Legal Officer, Legal and Business Affairs and Secretary at 9705 Patuxent Woods Drive, Columbia, Maryland 21046, no later than December 16, 2009.

Any other matters proposed to be submitted for consideration at next year’s annual meeting of stockholders (other than a stockholder proposal included in our proxy materials pursuant to Rule 14a-8 of the rules promulgated under the Securities Exchange Act of 1934, as amended) must be given in writing to our Corporate Secretary and received at our principal executive offices not less than 90 days nor more than 120 days prior to the date of the 2010 annual meeting of stockholders. The proposal must contain specific information required by our bylaws, which are on file with the Securities and Exchange Commission and may be obtained from our Corporate Secretary upon written request. If a stockholder proposal is received before or after the range of dates specified above, our proxy materials for the next annual meeting of stockholders may confer discretionary authority to vote on such matter without any discussion of the matter in the proxy materials.

Director Nominations

In accordance with procedures and requirements set forth in Article II, Section 13 of our bylaws, stockholders may propose nominees for election to the Board of Directors only after providing timely written notice to the Corporate Secretary, as set forth in the immediately preceding paragraph above. The notice must set forth:

•	The nominee’s name, age, business address and residence address;

•	The nominee’s principal occupation or employment;

•	Number of shares of Arbitron common stock beneficially owned by the nominee;

•	Any other information concerning the nominee that would be required, under rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of directors; and

•	Name and record address of, and number of shares of Arbitron common stock beneficially owned by, the stockholder making the nomination.

Proxy Solicitation

We have retained Georgeson Shareholder Communications Inc. to assist with the solicitation of proxies for a fee not to exceed $7,500, plus reimbursement of out-of-pocket expenses. We will pay all expenses of soliciting proxies for the 2009 Annual Meeting. In addition to solicitations by mail, we have made arrangements for brokers, custodians, nominees and other fiduciaries to send proxy materials to their principals and we will reimburse them for their reasonable out-of-pocket expenses in doing so. Certain of our employees, who will receive no additional compensation for their services, may also solicit proxies by telephone, telecopy, personal interview or other means.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Arbitron with the Securities and Exchange Commission and the New York Stock Exchange. Such reporting persons are required by the Securities and Exchange Commission to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely upon a review of Section 16(a) reports furnished to us for 2008, and/or on written representations from certain reporting persons that no reports were required, we believe that our directors, executive officers and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them with respect to transactions during 2008.

Annual Report

A copy of our annual report for the year ended December 31, 2008 accompanies this proxy statement.

Arbitron has made previous filings under the Securities Act of 1933, as amended, and the Exchange Act that incorporate future filings, including this proxy statement, in whole or in part. However, the Report of the Compensation and Human Resources Committee and the Report of the Audit Committee shall not be incorporated by reference into any such filings.

ARBITRON INC.
9705 PATUXENT WOODS DR.
COLUMBIA, MD 21046
ATTN: KENNETH PAQUIN
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends that you vote FOR the following:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1. Election of Directors	☐	☐	☐

Nominees

01 Shellye L. Archambeau	02 David W. Devonshire	03 Philip Guarascio	04 William T. Kerr	05 Larry E. Kittelberger
06 Luis G. Nogales	07 Richard A. Post	08 Michael P. Skarzynski

The Board of Directors recommends you vote FOR the following proposal(s):		For	Against	Abstain
2	To ratify the selection by the Audit Committee of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com.

ARBITRON INC.
This proxy is solicited by the board of directors
Annual meeting of Stockholders
5/26/2009 09:00:00
The undersigned hereby appoints Sean R. Creamer and Timothy T. Smith and either of them, as the proxies of the undersigned, with full power of substitution in each, to vote at the annual meeting of stockholders to be held on May 26, 2009, and at any adjournment or postponement thereof all of the undersigned’s shares of common stock of Arbitron Inc. held of record on April 3, 2009, in the manner indicated on the reverse side hereof. The undersigned hereby acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.
Continued and to be signed on reverse side